                                                                    EXHIBIT 99.1

                                    SUBLEASE


         This SUBLEASE ("Sublease") is made and entered into as of the 15th day of April, 1996, by IMRE CORPORATION, a Delaware corporation ("Imre") and BRISTOL-MYERS SQUIBB COMPANY, a Delaware corporation ("Bristol-Myers"). Martin Selig ("Selig") and Oculon Corporation ("Oculon") execute this Sublease for the purposes described below.


                                    RECITALS

       A. Imre is the sublessee under that certain sublease (the "Prior Sublease") dated October 11, 1991 in which Oculon is the sublessor, with respect to that certain building (the "Premises") commonly known as 401 Queen Anne Avenue and situated on certain real property (the "Property") in the city of Seattle, State of Washington more particularly described as follows:

         Lots 4, 5 and 6, Block 22, D.T. Denny's North Seattle Addition, City of Seattle, as recorded in Volume 1 of Plats, Page 41, in King County, Washington.

A true and correct copy of the Prior Sublease is attached as EXHIBIT A to this Sublease.

       B. Oculon is the lessee of the Premises under that certain Office Lease ("Master Lease") dated February 2, 1989 and amended by First Amendment to Office Lease dated May 1, 1989, in which Selig is the lessor. A true and correct copy of the Master Lease is attached as EXHIBIT B to this Sublease.

       C. Imre desires to sublease the Premises to Bristol-Myers, and Bristol-Myers desires to sublease the Premises from Imre, all subject to the terms and conditions set forth in this Sublease. The Premises are shown on the sketch attached as EXHIBIT C to this Sublease.


                                   AGREEMENT

       NOW, THEREFORE, in consideration of the mutual covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

         1.     DEMISE OF THE PREMISES

         Imre subleases the Premises to Bristol-Myers, and Bristol-Myers subleases the Premises from Imre, subject to the terms and conditions set forth in this Sublease.

         2.    PRIOR SUBLEASE

               2.1     DEFINITIONS

         Capitalized terms that are not otherwise defined in this Sublease have the meaning given to them in the Prior Sublease.

               2.2     INCORPORATION OF CERTAIN PRIOR SUBLEASE PROVISIONS

      This Sublease is subject to all of the terms and conditions of the Prior Sublease, except as specifically modified in this Sublease. The terms, covenants, provisions, and conditions set forth in Sections 2(b), 6 and 9 of the Prior Sublease are incorporated into and made a part of this Sublease by this reference as though fully set forth, except that references in the Prior Sublease to "Sublessor" shall be interpreted as references to "Imre" and references "Sublessee" shall be interpreted as references to "Bristol-Myers." To the extent that there is any conflict between the express terms of this Sublease and the terms of the Prior Sublease that are incorporated into this Sublease, the express terms of this Sublease shall control.

         3.     TERM

      The term of this Sublease (the "Sublease Term") shall commence on May 1, 1996 ("Sublease Commencement Date") and terminate at 11:59 P.M. on October 12, 1999 ("Sublease Termination Date").

         4.     RENT

         For the period commencing on the Sublease Commencement Date and terminating at 11:59 p.m. on the day prior to the Retained Premises Delivery Date (as that term is defined below), Bristol-Myers shall pay to Imre rent in the amount of Eighteen Thousand Seven and 68/100 Dollars ($18,007.68) per month. Provided Imre delivers the Retained Premises to Bristol-Myers in good condition on the Retained Premises Delivery Date (as those terms are defined below), then, for the period commencing on the Retained Premises Delivery Date, and terminating on the Sublease Termination Date, Bristol-Myers shall pay to Imre rent in the amount of Twenty-Six Thousand One Hundred Ninety-Three and no/100 Dollars ($26,193.00) per month ("Rent"). Rent shall be paid in advance ten (10) days prior to the first day of each calendar month at such place as Imre may designate, without prior demand.

Rent for the month in which the Sublease Termination Date occurs shall be prorated according to the actual number of days in that month.

       Commencing May 1, 1996 Bristol-Myers agrees to pay to Imre its pro rata share (based on its percentage of occupancy of the Premises) of increases in costs of Operating Services and Real Property Taxes for the Premises as defined in Section 17 of the Master Lease over the costs of Operating Services and Real Property Taxes for the calendar year 1995, and thereafter to pay such increases as they are imposed under the terms of the Master Lease subject, however to the following:

         1. Operating Costs shall not include the following, which Bristol-Myers shall contract for directly and not through Selig: electricity, HVAC maintenance, security system, garbage, janitorial (which shall be treated as a credit against operating services costs at the rate of 90/100 Dollars ($.90) per square foot per year), and maintenance of the back-up generator; and

         2. Imre shall pay one hundred percent (100%) of all charges for water and sewer services to the Premises until possession of all of the Premises, including Room 157 and the Retained Premises, and including exclusive possession of the Common Area (as those terms are defined below), is unconditionally delivered to Bristol-Myers.

       Imre shall timely pay all amounts due to Oculon under the Prior Sublease; Oculon shall timely pay all amounts due to Selig under the Master Lease.

         5.      POSSESSION; CONDITION OF PREMISES

                 5.1    POSSESSION

       Bristol-Myers shall have possession of the Premises on the Sublease Commencement Date, except (1) possession of Room 157 as shown on EXHIBIT C ("Room 157") shall be delivered on December 1, 1996, (2) possession of the remaining portion of the approximately 3,983 rentable square feet of the Premises located in the northwest quadrant of the building shown on EXHIBIT C as Retained Space ("Retained Space") shall be delivered on December 31, 1996, and (3) Imre shall have non-exclusive use of the portion of the building shown as Common Area on EXHIBIT C ("Common Area") in common with Bristol-Myers until possession of the Retained Space is delivered to Bristol-Myers.

Possession of Room 157 shall be delivered unconditionally to Bristol-Myers on December 1, 1996. Possession of the Retained Space and exclusive possession of the Common Area shall be delivered unconditionally to Bristol-Myers on January 1, 1997, which shall be the Retained Space Delivery Date; provided, however, that the

Retained Space Delivery Date shall be such earlier date as may be designated by Imre on thirty (30) days' prior written notice to Bristol-Myers.

       If Imre fails to deliver Room 157 to Bristol-Myers on December 1, 1996, or to deliver all of the Retained Space and exclusive possession of the Common Area to Bristol-Myers in the condition required by this Sublease on the Retained Space Delivery Date, then Imre shall be in material default of its obligations under this Sublease, rent under this Sublease shall abate until Room 157, the Retained Space and exclusive possession of the Common Area are delivered to Bristol-Myers in the condition required by this Sublease, and Bristol-Myers shall be relieved of any obligation to pay rent for the period from the Retained Space Delivery Date until Room 157, the Retained Space and exclusive possession of the Common Area are so delivered. Notwithstanding the foregoing, Imre shall continue to timely pay all amounts due to Oculon under the Prior Sublease and otherwise to maintain the Prior Sublease in good standing. If Imre does not deliver Room 157 to Bristol-Myers in the condition required by this Sublease prior to February 1, 1997, or does not deliver all of the Retained Space and exclusive possession of the Common Area to Bristol-Myers in the condition required by this Sublease prior to March 1, 1997, then Bristol-Myers shall have the right to terminate this Lease upon notice to Imre. Abatement of rent and the right to terminate this Sublease for failure to timely deliver Room 157 or the Retained Space or exclusive possession of the Common Area shall be in addition to, and not in lieu of, all other rights and remedies that Bristol-Myers may have for breach of this Sublease.

                 5.2     CONDITION

       Prior to the Retained Space Delivery Date Imre shall remove the cold room from the Premises, repair any damage caused by the cold room removal or the removal of any other fixtures and restore the floor and dropped ceiling.
To the best of Imre's knowledge, the Premises are in good condition and the mechanical and electrical systems in the Premises are in good working order as of the date of this Sublease. The Premises, and each part thereof, shall be in as good condition as they are on the date of this Sublease, normal wear and tear excepted, when possession thereof is delivered to Bristol-Myers. Subject to the foregoing, and subject to Imre's obligation to restore and to repair damage caused by removal of the cold room or any other fixtures, Bristol-Myers accepts the Premises in an "AS IS" condition.

         6.     UTILITIES AND SERVICES

       Utilities and services shall be provided to the Subleased Premises as set forth in the Prior Sublease and the Master Lease. Imre shall use its reasonable best efforts to cause Oculon to perform its obligations as provided in Section 12 of the Prior Sublease.

         7.     REMOVAL OF FIXTURES

       All additions, alterations or improvements which, under the terms of the Prior Sublease, may be removed from the Premises shall be and become the property of Bristol-Myers. Further, and without limiting the generality of the foregoing, those items of personalty and fixtures listed on EXHIBIT D shall be and become the sole property of Bristol-Myers upon expiration of the Sublease Term.

         8.     INSURANCE

                  8.1     INSURANCE

       Bristol-Myers shall maintain casualty insurance and liability insurance in the amounts and otherwise in accordance with the requirements of the Prior Sublease.

                  8.2     WAIVER OF SUBROGATION

       Neither Selig, Oculon, Imre nor Bristol-Myers shall be liable to the other(s) or to any insurance company or companies (by way of subrogation or otherwise) insuring the other party or parties for any loss or damage to any building, structure or tangible personal property of the other party or parties or of any third party occurring in or about the Premises or Property, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees, if such loss or damage would fall within the scope of a fire and extended coverage (all risk) policy of insurance, whether or not the party or parties suffering the loss actually maintained such insurance. Each party shall obtain from its respective insurer under each insurance policy it maintains a waiver of all rights of subrogation which the insurer of that party may have against the other parties, and Selig, Oculon, Imre and Bristol-Myers shall indemnify the others against any loss or expense, including reasonable attorneys' fees, resulting from the failure to obtain such a waiver.

         9.     COPIES OF NOTICES FROM SELIG

       Selig agrees (1) to furnish to Bristol-Myers a copy of each notice or request given to Oculon or Imre at the time that notice is given to Oculon or Imre, as the case may be, and (2) to give Bristol-Myers notice of any monetary default(s) by Oculon under the Master Lease within five (5) days of the date of such default(s).

         10.    COPIES OF NOTICES FROM OCULON

         Oculon agrees (1) to furnish to Bristol-Myers a copy of each notice OR request given to Imre at the time that notice is given to Imre, and (2) to give Bristol-Myers notice of any monetary default(s) by Imre under the Prior Sublease within five (5) days of such default(s).

         11.    OPTION FOR DIRECT LEASE

         Pursuant to the terms of the Prior Sublease, Selig granted to Imre a right to enter into a direct lease of the Premises with Selig under certain terms and conditions. Selig, Oculon and Imre agree that the right granted to Imre is canceled and shall have no further force or effect, and that Bristol-Myers shall have a right to enter into a direct lease with Selig as set forth in this Section 11. If Bristol-Myers is not then in material default under the terms of this Sublease, then it may elect at any time during the Sublease Term to enter into a direct lease of the Premises with Selig by giving notice of that election to Selig, Oculon and Imre. Selig and Bristol-Myers shall thereupon execute a new lease of the Premises on the same terms and conditions as are set forth in the Master Lease as modified by this Sublease. If Bristol-Myers exercises its election prior to the Retained Space Delivery Date it shall nonetheless recognize Imre's rights under Section 5.1 of this Sublease. If a new lease is executed, then (i) the Master Lease, Prior Sublease and this Sublease shall terminate automatically, (ii) Oculon shall be released automatically from all liability under the Master Lease (including but not limited to all liability under the Promissory Note delivered thereunder) and the Prior Sublease, (iii) Imre shall be released automatically from all liability under the Prior Sublease and this Sublease, and (iv) Bristol-Myers shall assume and agree to pay the Promissory Note delivered under the Master Lease, and Selig and Bristol-Myers shall promptly execute and deliver new appropriate assumption documents. The rent under the new lease shall be as provided in the Master Lease (including Base Rent increases, if any, in Base Year Costs, and monthly payments in the amount of Six Thousand Seven Hundred Seventy-Six and 53/100 Dollars ($6,776.53) on the Promissory Note delivered under the Master Lease). The rent under the new lease shall be payable directly to Selig.

         12.    EXERCISE OF RIGHTS UNDER PRIOR SUBLEASE

         Upon request of Bristol-Myers, Imre agrees to exercise any rights it may have under the Prior Sublease OTHER THAN the right to renew the term of the Master Sublease under Section 12 of the Prior Sublease and Section 2(b) of the Master Lease, the right to cancel the Master Lease under Section 12 of the Prior Sublease and Section 37 of the Master Lease, and the right to expand under Section 12 of the Prior Sublease and Section 38 of the Master Lease.
Imre covenants and agrees that it shall
not exercise any of the foregoing rights to renew, cancel or expand under
Section 12 of the Prior Sublease. If Imre fails to exercise any other rights it may have within twenty (20) days after receipt of a request to do so from Bristol-Myers, then Bristol-Myers shall have the right to exercise such rights in the place and stead of Imre, and Oculon agrees to recognize the validity of Bristol-Myers' exercise of such rights.

       Selig, Oculon and Imre agree that Bristol-Myers shall have the right to renew the term of the Master Lease under Section 2(b) thereof, the right to cancel the Master Lease under Section 37 thereof, and the right to expand under
Section 38 of the Master Lease, provided, however, that neither Oculon nor Imre shall have any responsibility or liability to Bristol-Myers under those provisions of the Master Lease and provided further that Bristol-Myers may exercise those rights only after entering into a direct lease of the Premises with Selig in accordance with Section 11 above entitled Option for Direct Lease.

         13.     RIGHT OF OFFSET; RIGHT TO MAKE DIRECT PAYMENT

       If Imre fails to make any payment(s) due to Oculon under the Prior Sublease, and such failure continues for a period of more than ten (10) days after notice of such failure is given by Oculon to Imre (unless a shorter cure period is provided in the Prior Sublease, in which case the ten (10) day period shall be shortened to equal such shorter cure period), then Bristol-Myers shall have the right, at its election, and upon written notice to Oculon and Imre:
(1) to make such payment(s) on Imre's behalf and to elect in its discretion to deduct from subsequent installments of rent due to Imre under this Sublease the amount of any payment(s) so made by Bristol-Myers, and (2) for so long as Bristol-Myers is not in material default under this Sublease, to thereafter pay the rent due under this Sublease directly to Oculon. The parties acknowledge that Imre has a similar right to pay Selig directly under the terms of the Prior Sublease in the event of a default by Oculon. Without limiting the generality of Imre's obligations under Section 12 above, Imre agrees that it shall exercise such rights upon the request of Bristol-Myers.

         14.    ATTORNMENT AND NON-DISTURBANCE

       If the Prior Sublease is terminated for any reason (other then due to a casualty or condemnation as provided in Section 19), then (1) Oculon shall recognize the validity of this Sublease and Bristol-Myers' rights under this Sublease, which shall not merge, and Bristol-Myers shall be recognized as the sublessee of the Premises, and (2) Bristol-Myers agrees to recognize Oculon as sublessor and will attorn to, and render performance under this Sublease to, Oculon as if Oculon were the original sublessor under this Sublease. Notwithstanding any default by Imre under the Prior Sublease and any resulting termination of the Prior Sublease, Bristol-Myers' rights of possession, occupancy and use under this Sublease shall not be disturbed by Oculon so long as Bristol-Myers (a) agrees to recognize Oculon as its sublessor pursuant to this Section 14, (b) pays the rent as provided in this Sublease directly to Oculon, and (c) is not in material default of the terms of this Sublease.

       If both the Prior Sublease and the Master Lease are terminated for any reason (other than due to casualty or condemnation as provided in Section 19), then (1) Selig shall recognize the validity of this Sublease and Bristol-Myers' rights under this Sublease, which shall not merge, and Bristol-Myers shall be recognized as the lessee of the Premises, and (2) Bristol-Myers agrees to recognize Selig as lessor, and will attorn to, and render performance under this Sublease to, Selig as if Selig were the original sublessor under this Sublease. Notwithstanding any default by Oculon and/or Imre and any resulting termination of the Master Lease and Prior Sublease, BristolMyers' rights of possession, occupancy and use under this Sublease shall not be disturbed by Selig so long as Bristol-Myers (a) agrees to recognize Selig as its lessor pursuant to this Section 14, (b) pays the rent as provided in this Sublease directly to Selig, and (c) is not in material default of the terms of this Sublease.

         15.    RIGHT TO CURE

       Oculon shall accept a cure by Bristol-Myers of any default by Imre under the Prior Sublease. Bristol-Myers shall have the same period of time to cure any such default as is provided to Imre under the Prior Sublease, plus ten (10) days.

         16.    BROKERS

       Imre and Bristol-Myers each represent to the other that neither is represented by any broker, agent or finder in connection with this transaction, except Kidder, Matthew & Segner, Inc., which represents Bristol-Myers. The commission of Kidder, Matthew & Segner, Inc. shall be paid by Imre pursuant to a separate agreement. Each party agrees to indemnify and hold the other harmless from and against any and all liability, costs, damages, causes of action or other proceedings instituted by any other broker, agent or finder, licensed or otherwise claiming through, under or by reason of the conduct of the indemnifying party in the subleasing of the Premises or claiming by reason of the conduct of the indemnifying party in any manner whatsoever in connection with this transaction.

         17.    ATTORNEYS' FEES

       If Imre or Bristol-Myers institutes any action or proceeding against the other relating to the provisions of this Sublease or any default under its terms, then the substantially prevailing party shall be entitled to recover from the other its reasonable expenses of that action, including reasonable attorneys' fees.

         18.    SURRENDER OF SUBLEASED PREMISES

       Bristol-Myers shall peaceably surrender the Premises to Imre on the Sublease Expiration Date, and Imre shall peaceably surrender the Premises to Oculon, broom-clean and in as good condition as on the Sublease Commencement Date, and the commencement date of the Prior Sublease, respectively, except for
(i) reasonable wear and tear, (ii) loss by fire or other casualty, (iii) loss by condemnation, (iv) those additions, alterations and improvements owned by Bristol-Myers and that Bristol-Myers elects to remove, and (v) those items listed on EXHIBIT D.

         19.    DAMAGE, DESTRUCTION OR CONDEMNATION

       If any portion or all of the Premises is damaged by fire, earthquake, act of God, the elements or other casualty, or if all or any portion of the Premises or Property is lawfully taken by condemnation or in any other manner for any public or quasi-public purpose, and if Selig or Oculon terminates the Master Lease under the provisions thereof, or if Oculon properly terminates the Prior Sublease pursuant to its terms as a result of such casualty or condemnation, then this Sublease shall terminate concurrently with the termination of the Master Lease or Prior Sublease, as the case may be. Imre shall not cause the Prior Sublease to terminate as a result of such an event without the prior written approval of Bristol-Myers. If after damage to or condemnation of the Premises or Property the Master Lease and Prior Sublease are not terminated, this Sublease shall continue in full force or effect, provided that Rent for the Premises shall be abated in proportion to the portion of the Premises damaged or taken.

         20.     MISCELLANEOUS PROVISIONS

                 20.1    NOTICES

       Any notice or demand desired or required to be given hereunder shall be in writing and deemed given when personally delivered, sent by facsimile or deposited in the mail, postage prepaid, sent certified or registered, and addressed to each party as set forth below, or to such other address as any party shall have previously designated by such a notice. Any notice so delivered personally shall be deemed to be received on the date of delivery, any notice so sent by facsimile, on the date reception is confirmed and any notice so mailed, three days after the date on which it was mailed.

Addresses are AS follows:

      IMRE CORPORATION:        Imre Corporation
                               1487 NE 95th, Building B
                               Redmond, WA 98052
                               Attn: Duane Morris, VP Operations
                               Facsimile: (206) 881-8383

         BRISTOL-MYERS:        Bristol-Myers Squibb
                               3005 First Avenue
                               Seattle, WA 98121
                               Attn: Lou Fedele
                               Facsimile: (206) 727-3600

        WITH A COPY TO:        James M. Bogden, Associate Counsel
                               Bristol-Myers Squibb
                               3005 First Avenue
                               Seattle, WA 98121
                               Facsimile: (206) 727-3601

                OCULON:        c/o PHARMOS CORPORATION
                               2 Innovation Drive
                               Alachua, Florida 32615
                               Attn: CFO
                               Facsimile: (904) 462-5401

                 SELIG:        Martin Selig Real Estate
                               1000 Second Avenue, Ste. 1800
                               Seattle, WA. 98104-1046
                               Attn: Mr. Martin Selig
                               Facsimile: (206) 386-5296


         20.2    PARTIAL INVALIDITY

         If any provision of this Sublease or the application thereof to any person or circumstance shall to any extent be invalid, the remainder of this Sublease or the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby and each provision of this Sublease shall be valid and enforced to the fullest extent permitted by law.

         20.3   PROVISIONS BINDINGS

         Except as otherwise provided, all provisions herein shall be binding upon and shall inure to the benefit of the parties, their legal representatives, heirs, successors, and assigns.

         20.4   ENTIRE AGREEMENT

         This Sublease and the exhibits constitute the entire agreement between the parties with respect to the Premises. All exhibits mentioned in and attached to this Sublease are incorporated herein by reference. Any prior conversations or writings are merged herein and extinguished. No subsequent amendment to this Sublease shall be binding upon Imre or Bristol-Myers or any other party unless reduced to writing and signed. The captions and section numbers appearing herein are inserted only as a matter of convenience and are not intended to define, limit, construe, or describe the scope or intent of any section or paragraph.

         20.5   CHOICE OF LAW

         This Sublease shall be governed by and construed in accordance with the laws of the State of Washington.

         20.6   NEGOTIATION AND CONSTRUCTION

         This Sublease and each of the terms and provisions hereof are deemed to have been explicitly negotiated between the parties, and the language in all parts of this Sublease shall, in all cases, be construed according to its fair meaning and not strictly for or against either party.

         20.7   CONSENT AND DISCRETION

         Whenever the consent of a party is required under this Sublease, such consent shall not be unreasonably withheld or delayed. Whenever a party exercises its discretion under the terms of this Sublease, that discretion shall be exercised reasonably.

         20.8    COUNTERPARTS

         This Sublease may be signed in counterparts.

         20.9      CONDITION TO EFFECTIVENESS

         The effectiveness of this Sublease is conditioned upon the execution and acknowledgment by Selig and Oculon of the Consents and Agreements on page 15 below.

         IN WITNESS WHEREOF, the parties have executed this Sublease under seal on the day first set forth above.



                                       IMRE CORPORATION,
                                       a Delaware corporation


                                       By    Duane A. Morris
                                          -------------------------------
                                          Name:  Duane A. Morris
                                               --------------------------
                                          Title: Vice President
                                                -------------------------


                                       BRISTOL-MYERS SQUIBB COMPANY,
                                       a Delaware corporation


                                       By      Ingegerd Hellstrom
                                          -------------------------------
                                          Name: Ingegerd Hellstrom
                                               --------------------------
                                          Title:  Vice President
                                                -------------------------

STATE OF WASHINGTON)
                   )ss
COUNTY OF KING     )

         On this 15 day of April, 1996, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Duane Morris, to me known to be the person who signed as Vice President of Imre Corporation, the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he was duly elected, qualified and acting as said officer of the corporation, that he was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

         IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.

                                       /s/  WILLIAN C. NEIL
                                       ----------------------------------
                                       (Signature of Notary)

                                       WILLIAM C. NEIL
                                       ----------------------------------
                                       (Print or stamp name of Notary)

                                       NOTARY PUBLIC in and for the State of
                                       Washington, residing at Bellevue, WA
                                       My Appointment Expires:  1/18/97

STATE OF WASHINGTON)
                   ) ss.
COUNTY OF King     )


         On this 15th day of April, 1996, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Ingegerd Hellstrom, to me known to be the person who signed as Vice President of Bristol-Myers Squibb Company, the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that she was duly elected, qualified and acting as said officer of the corporation, that she was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

         IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.



                                      /s/  CYNTHIA JUNE BECKER
                                      -----------------------------------------
                                      (Signature of Notary)

                                      Cynthia June Becker
                                      ------------------------------------------
                                      (Print or stamp name of Notary)

                                      NOTARY PUBLIC in and for the State of
                                      Washington, residing at Seattle
                                      My Appointment Expires: 10/19/99

                            CONSENTS AND AGREEMENTS

         Selig and Oculon, Lessors under the Master Lease and the Prior Sublease respectively, hereby consent and agree to the subletting of the Premises on the terms and conditions set forth in this Sublease and agree that this Sublease modifies the Master Lease and the Prior Sublease and contains other and further agreements by which they are bound.


                                       /s/  MARTIN SELIG
                                       ----------------------------------
                                       Martin Selig

                                       OCULON CORPORATION,
                                       a Delaware corporation


                                       By /s/  S. Colin Neill
                                          -------------------------------
                                          Name: S. Colin Neill
                                               --------------------------
                                          Title:  Vice President
                                                -------------------------


STATE OF WASHINGTON)
                   ) ss.
COUNTY OF King     )


          On this 26th day of April, 1996, before me, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Martin Selig, to me known to be the individual who executed the within and foregoing instrument, and acknowledged that he signed the same as his free and voluntary act and deed, for the uses and purposes therein mentioned.

         GIVEN UNDER my hand and official seal hereto affixed the day and year in this certificate first above written.


                                       /s/  THERESA GROFF
                                       ----------------------------------
                                       (Signature of Notary)
                                       [SEAL]
                                       ----------------------------------
                                       (Print or Stamp name)

                                       NOTARY PUBLIC in and for the State
                                       of Washington, residing at Bellevue.
                                       My Appointment Expires: 9/1/98.

STATE OF NEW YORK )
                  )ss
COUNTY OF NEW YORK)

         On this 24th day of April, 1996, before me, the undersigned, a Notary Public in and for the State of New York, duly commissioned and sworn, personally appeared Colin Neill, to me known to be the person who signed as Vice President of OCULON CORPORATION, the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he was duly elected, qualified and acting as said officer of the corporation, that he was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

         IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.

                                       /s/  JEFFREY D. ABBEY
                                       ----------------------------------
                                       (Signature of Notary)
                                       [STAMP]
                                       ----------------------------------
                                       (Print or stamp name)


                                       NOTARY PUBLIC in and for the State
                                       of New York,
                                       My Appointment Expires: May 22, 1997

                                   EXHIBIT A


                                    SUBLEASE

1. Parties. This Sublease is entered into by and-between OCULON CORPORATION ("Sublessor") and IMRE CORPORATION ("Sublessee") as a Sublease under the Office Lease dated February 2, 1989, and amended May 1, 1989, entered into by Martin Selig ("Lessor"), as lessor, and Sublessor, as lessee (the "Lease"). A true copy of the Lease is attached hereto as Exhibit D. This Sublease is entered into with the consent and agreement of Lessor and modifies the Lease to the extent stated in this Sublease.

2.       Provisions Constituting Sublease.

         (a) This Sublease is subject to all of the terms and conditions of the Lease, as modified by this Sublease, and Sublessee shall assume and perform the obligations of Sublessor as lessee under the Lease, as modified by this Sublease, to the extent said terms and conditions are applicable to the Premises subleased pursuant to this Sublease. Sublessee shall not commit or permit to be committed on the Premises any act or omission which shall violate any term, or condition of the Lease, as modified by this Sublease.

         (b) All of the terms and conditions of the Lease are incorporated herein, except for Sections 1(b), 24, 33, 35 and 36 and except for any provisions of the Lease relating to the Promissory Note delivered pursuant to
Section V of Exhibit B to the Lease (payment of which shall remain the sole responsibility of Sublessor unless and until Sublessee exercises its option to enter into a direct lease pursuant to Section 11), as terms and conditions of this Sublease (with each reference therein to Lessor and Lessee to be deemed to refer to Sublessor and Sublessee) and, along with all of the following Sections set out in this Sublease, shall be the complete terms and conditions of this Sublease.

3. Premises. Sublessor leases to Sublessee and Sublessee hires from Sublessor that certain building consisting of 14,400 rentable square feet of space (the "Premises") located at 401 Queen Anne Avenue North, City of Seattle, County of King, State of Washington, legally described as:

         Lots 4, 5 and 6, Block 22, D.T. Denny's North Seattle Addition, City of Seattle, as recorded in Volume 1 of Plats, Page 41, in King County, Washington.

4.       Rental.

         (a)     Sublessee shall pay to Sublessor as rent for the Premises ten
(10) days prior to the first day of each month of the term, of this Sublease without deduction, offset, prior notice or demand, in lawful money of the United States, the sums as follows:

                           MONTH                 RENT
                           01-04              $18,928.86*

                           05-35              $23,928.86

                           36-95.5            $25,128.86

         If the Sublease termination date is not the last day of the month, a prorated monthly installment shall be paid at the then current rate for the fractional money during which the Sublease terminates. Receipt of $18,928.86 is hereby acknowledged for rental for the first month.

*Reflects $5,000.00 monthly credit from Sublessor for space pocket.

         (b) The monthly rent set forth in Section 4 (a) reflects the amounts as stated in the Rent Adjustment notice dated September 5, 1991, from, Martin Selig attached hereto as Exhibit A, less credits for direct payment of electricity by Sublessee as illustrated on Exhibit B. Lessor agrees to allow Sublessee to contract directly for electricity (provided Seattle City Light will allow) and reduce the operating expenses accordingly. Additionally, Lessor will continue to credit operating services at the rate of $0.90 per square foot annually, as Sublessee will contract directly for janitorial services. In addition to the monthly rent set forth in Section 4 (a), Sublessee agrees to pay future increases in Base Year Costs as defined in the Lease over the Base Year Costs for the Base Year (as defined in the Lease), plus $2,286.87 (which is the amount of the accumulated increases in Base Year Costs as of September 5, 1991), less the janitorial services credit and electricity credit as set forth above.

         (c)     Sublessor shall pay all amounts due to Lessor under the Lease.

5.       Term

         (a) The term of this Sublease shall be for a period of 95.5 months commencing on November 1, 1991, and ending on October 13, 1999.

         (b) In the event Sublessor is unable to deliver possession of the Premises at the commencement of the term, Sublessor shall not be liable for any damage caused thereby, nor shall this Sublease be void or voidable, but Sublessee shall not be liable for rent until such time as Sublessor offers to deliver possession of the Premises to Sublessee, but the term hereof shall not be extended by such delay. If Sublessor is unable to deliver possession of the Premises by December 1, 1991, then Sublessee may elect to cancel this Sublease by giving notice to such effect to Sublessor on or before December 15, 1991. If Sublessee, with Sublessor's consent, takes possession prior to the commencement of the term, Sublessee shall do so subject to all of the covenants and conditions hereof, except for payment of rent.

6.       Use.  Sublessee shall use the Premises for the purposes set forth in
Section 4 of the Lease and for no other purpose without the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed. Sublessee's business shall be established and conducted through the term hereof in a firstclass manner. Sublessee shall not do or suffer anything to be done upon the Premises which will cause structural injury to the Premises or the building of which the Premises form a part. The Premises shall not be overloaded and no machinery, apparatus or other appliance shall be used or operated in or upon the Premises which will in any manner injure, vibrate, or shake the Premises or the building of which it is a part. No use shall be made of the Premises which will in any way impair the efficient operation of the sprinkler system (if any) within the building containing the Premises. If any act on the part of Sublessee or use of the Premises by Sublessee shall cause, directly or indirectly, any increase of Sublessor's insurance expense, said additional expense shall be paid by Sublessee to Sublessor upon demand. No such payment by Sublessee shall limit Sublessor in the exercise of any other rights or remedies, or constitute a waiver of Sublessor's right to require Sublessee to discontinue such act or use.

7. Notices. All notices or requests required or permitted to be given by Lessor, Sublessor or Sublessee under the Lease or this Sublease shall be in writing; shall be personally delivered or sent by United States mail, certified or registered, return receipt requested, postage prepaid; shall be deemed given when so delivered or three (3) business days after so mailed, and shall be delivered or sent to the parties at the addresses for Lessor, Sublessor or Sublessee, respectively, set forth after their signatures at the end of this Sublease. All rent and other payments due under this Sublease or the Lease shall be made by Sublessee to Sublessor at the same address. Any party may change the address to which notices are to be given by giving notice as provided above.

8. Condition of Premises. To the best of Sublessor's knowledge, the mechanical and electrical systems in the Premises are in good working condition. Subject to the foregoing, Sublessee accepts the Premises in an "AS IS" condition.

9. Lessor's Consent. Lessor hereby consents to Sublessee's proposed alterations and improvements of the Premises substantially as shown on Exhibit C hereto captioned "Alterations,

Improvements and Equipment List". Sublessee shall have the right to remove all of its personal property, equipment and trade fixtures at the end of the term of the Lease or this Sublease, as the case may be, including without limitation, the equipment set forth on Exhibit C under the caption "Equipment".

10. Copies of Notice to Sublessor. Lessor agrees to furnish Sublessee with a copy of each notice or request given to Sublessor at the same time such notice is given to Sublessor. Lessor agrees to give Sublessee notice of any monetary default(s) by Sublessor under the Lease within five (5) days of the date of such default(s).

11. Option For Direct Lease. If Sublessee is not then in default under this Sublease, Sublesse may elect at any tire during the term of this Sublease to enter into a direct lease of the Premises with Lessor by giving notice to such effect to Lessor and Sublessor. Lessor and Sublessee shall thereupon execute a new lease on the same terms and conditions contained in the Lease, as modified by this Sublease. If a new lease is executed, then (i) the Lease and this Sublease shall be automatically terminated, (ii) Sublessor shall be automatically released from all liability under the Lease (including, but not limited to, all liability under the Promissory Note delivered thereunder) and this Sublease and Lessor, Sublessor and Sublessee shall promptly execute and deliver appropriate termination and release documents, and (iii) Sublessee shall assume and agree to pay the Promissory Note delivered under the Lease and Lessor and Sublessee shall promptly execute and deliver appropriate assumption documents. The rent under such new lease shall be as provided in the Lease (including Base Rent, increases, if any, in Base Year Costs and monthly payments in the amount of $6,776.53 on the Promissory Note delivered under the Lease). The rent under the new lease shall be payable directly to Lessor.

12. Exercise of Rights under Lease. Upon request of Sublessee, Sublessor agrees to exercise any rights it may have under the Lease, other than the right to renew the term of the Lease under Section 2(b) of the Lease, the right to cancel the Lease under Section 37 of the Lease, and the right to expand under
Section 38 of the Lease. If Sublessor fails to exercise any such rights within twenty (20) days after receipt of a request to do so from, Sublessee, then Sublessee shall have the right to exercise such rights in the place and stead of Sublessor and Lessor agrees to recognize the validity of Sublessee's exercise of such rights. Sublessee shall have the right to renew the term of the Lease under Section 2 (b) of the Lease, the right to cancel the Lease under
Section 37 of the Lease, and the right to expand under Section 38 of the Lease, provided, however, that Sublessor shall have no responsibility or liability to Sublessee under such sections and Sublessee may exercise such rights only after entering into a direct lease of the Premises with Lessor in accordance with
Section 11 captioned "Option For Direct Lease".

13. Right of Offset; Right to Make Direct Payments. If Sublessor fails to make any payment(s) due to Lessor under the Lease and such failure continues for a period of more than twenty (20) days after notice of such failure is given by Lessor to Sublessor (unless a shorter cure period is provided in the Lease, in which event the twenty (20) day period shall be shortened to equal such shorter cure period), then Sublessee shall, upon five (5) days' written notice to Sublessor, have the right to make such payment to Lessor on Sublessor's behalf, and to elect to deduct from subsequent installments of rent due to Sublessor under this Sublease the amount of any payment(s) so made by Sublessee. If Sublessor makes such a payment default (as described in the preceding sentence) during the term of this Sublease, and provided that Sublessee is not then in default under this Sublease (other than with respect to the payments not made by Sublessor), then Sublessee shall have the right, at its option, upon five
(5) days' written notice to Sublessor and Lessor, to thereafter pay the rent due to Sublessor under this Sublease directly to Lessor. Such option shall remain in effect only so long as Sublessee is not in default under this Sublease (other than with respect to the payments not made by Sublessor).

14. Attornment and Non-Disturbance. If the Lease is terminated for any reason, then Sublessee will recognize Lessor as the landlord under the Lease, will comply with the terms and conditions contained in the Lease, as modified by this Sublease, and will attorn to, and render performance under this Sublease to Lessor as if Lessor were the original sublessor under this Sublease. If the Lease is terminated for any reason, then Lessor, will recognize the validity of this Sublease and Sublessee's rights under this Sublease. Notwithstanding any default by Sublessor under the Lease and any resulting termination of the Lease, Sublessee's rights of possession, occupancy and use under this Sublease shall not be disturbed by Lessor so long as Sublessee (a) agrees to recognize Lessor as its landlord pursuant to this Section and otherwise comply with this Section, (b) pays the rent as provided in this Sublease directly to Lessor, and (c) is not in default under this Sublease or the Lease, as modified by this Sublease.

15. Right to Cure. Lessor shall accept a cure by Sublessee of any default by Sublessor under the Lease. Sublessee shall have the same period of time to cure any such default as is provided to Sublessor under the Lease, plus ten
(10) days. If and only if Lessor has given Sublessee notice of any monetary default(s) by Sublessor under the Lease within five (5) days of the date of such default(s), then Sublessee shall pay any rent then in default under the Lease directly to Lessor at the same time

Sublessee exercises its rights under any of Sections 11, 12 or 14.

16. Brokers. Sublessor and Sublessee each represent to the other that neither is represented by any broker, agent or finder in connection with this transaction, except Kidder, Matthews & Segner, Inc., which represents Sublessor, and Business Space Resources, which represents Sublessee. The commission of Kidder, Matthews & Segner, Inc. shall be paid by Sublessor pursuant to a separate agreement. Business Space Resources will participate in the commission to be paid to Kidder, Matthews & Segner, Inc. Neither Sublessor nor Sublessee will have any liability for payment of any commission to Business Space Resources. Each party agrees to indemnify and hold the other party harmless from and against any and all liability, costs, damages, causes of action or other proceedings instituted by any other broker, agent or finder, licensed or otherwise, claiming through, under or by reason of the conduct of the indemnifying party in the subleasing of the Premises or in any manner whatsoever in connection with this transaction.

17. Insolvency. If Sublessee becomes insolvent, or makes an assignment for the benefit of creditors, or a receiver is appointed for the business or property of Sublessee, or a petition is filed in a court of competent jurisdiction to have Sublessee adjudged bankrupt (and such petition is not discharged within ninety (90) days), then Sublessor may, at Sublessor's option, terminate this Sublease. Said termination shall reserve unto Sublessor all of the rights and remedies available under Paragraph 25 (Default) of the Lease, and Sublessor may accept rents from such assignee or receiver without waiving or forfeiting said right of termination. As an alternative to exercising his right to terminate the Lease, Sublessor may require Sublessee to provide adequate assurances, including the posting of a cash bond, of Sublessee's ability to perform its obligations under this Sublease.

         DATED the       day of                1991.

ACKNOWLEDGED AND AGREED:             ACKNOWLEDGED AND AGREED:
Dated October 11, 1991               Dated
                                          ---------------------------

SUBLESSOR:                           SUBLESSEE:
Oculon Corporation                   IMRE Corporation


By /s/  Alan R. Meyer                By
  --------------------------           -------------------------------
     Its:                                 Its:
         -------------------                  ------------------------

Address:                               Address:

Oculon Corporation                     Imre Corporation

26 Landsdowne Street Suite 470            130 5th Ave. N.

Cambridge, MA 02139                    Seattle, WA 98109

Phone 617-621-3141                     Phone (206) 448-1000



                        CONSENT AND AGREEMENT BY LESSOR

The undersigned, Lessor under the Lease Attached as Exhibit D, hereby consents and agrees to the subletting of the Premises described herein on the terms and conditions contained in this Sublease, agrees that this Sublease modifies the Lease to the extent stated in this Sublease and agrees to continue to be bound by the terms of the Lease, as modified by this Sublease. Such consent and agreement shall apply only to this Sublease and shall not be deemed to be a consent to any other Sublease.

Dated 10/14/91                     ACKNOWLEDGED AND AGREED:

                                   LESSOR:
                                   Martin Selig


                                   By /s/  MARTIN SELIG
                                     ------------------------------------

                                   Address:
                                   1000 2nd Ave.
                                   Suite 1800
                                   Seattle, WA 98104
                                   Phone (206) 467-7600



                            [notary blocks attached]

STATE OF WASHINGTON)
                   )ss.
COUNTY OF KING     )

         On this 11th day of October, 1991, before me, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Alan R. Meyer to me known to be the person who signed as VP & CFO of OCULON CORPORATION, the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he/she was duly elected, qualified and acting as said officer of the corporation, that he/she was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

         IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first written above.


                                           /s/  JOANNE K. WALKER
          NOTARY PUBLIC                    -----------------------------------
          State of Washington
          [SEAL]                           NOTARY PUBLIC in and for the State
                                           of Washington, residing at Seattle
                                           My appointment expires 4/10/95


STATE OF WASHINGTON)
                   )ss.
COUNTY OF KING     )

         On this 14th day of October, 1991, before me, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Edward M. Yoshida, to me known to be the person who signed as Vice President of IMRE CORPORATION, the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he was duly elected, qualified and acting as said officer of the corporation, that he was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

         IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first written above.


                                       /s/  JILL H. BRANDT
                                       -----------------------------------
                                       NOTARY PUBLIC in and for the State
                                       of Washington, residing at Seattle
                                       My appointment expires 4/16/02

STATE OF WASHINGTON)
                   )ss.
COUNTY OF KING     )

        On this 14th day of October, 1991, before me, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared
MARTIN SELIG, to me known to be the individual who executed the within and foregoing instrument, and acknowledged that he signed the same as his free and voluntary act and deed for the uses and purposes therein mentioned.

         IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first written above.



                                       /s/  JILL H. BRANDT
                                       -----------------------------------

                                       NOTARY PUBLIC in and for the State
                                       of Washington, residing at Seattle
                                       My appointment expires 4-6-02

                                   EXHIBIT A


Date                                 RA No.
    ---------------------------             ---------------------------


                         R E N T    A D J U S T M E N T


TENANT:                   Oculon Corporation

LOCATION:                 401 Queen Anne
PREVIOUS RENT:            $25,420.14           RENT:         $26,283.40
EFFECTIVE:                October 16, 1991

Reason for Change:        Balance of space pockets expire.  Monthly increase to
                          rent in the amount of $563.26. Also, parking rate increase. Monthly increase to rent in the amount of $300.00. Pro-rata increase for October only is $454.10.


                 Rent due for the month of October:             $25,420.14
                 Add pro-rata increase:                             454.10

                 TOTAL RENT DUE October 1, 1991                 $25,874.24

Rent Due November 1, 1991, and each month-thereafter:           $26,283.40



                                    APPROVED
                                            -------------------------------

                                   EXHIBIT B


OCULON CORPORATION                                      Date
                                                            -----------------


Description                          Sq. Ft.             Rate        Monthly
Office Space                         14,400             $13.75        $16,500.00
Janitorial Credit                    14,400              (0.90)        (1,080.00)
Parking                                  30              60.00          1,800.00
Promissory Note Payment                                                 6,776.53
Operating Expenses                                                      2,286.87

NEW MONTHLY RENT EFFECTIVE 10/15/91:                                  $26,283.40


                                  Less 1989 base year electricity        (782.25)
                                  Less adj. incr. for electrical       (1,572.29)

                                  NEW MONTHLY RENT DUE                $23,928.86

                                   EXHIBIT C

                    ALTERATIONS, IMPROVEMENTS AND EQUIPMENT LIST


         The following pages comprise Exhibit C to the Sublease entered into between Oculon Corporation and IMRE Corporation:

Exhibit C-1:   layout of existing floor plan of Oculon facility;

Exhibit C-2:   demolition plan of facility;

Exhibit C-3:   layout of facility as built out by IMRE;

Exhibit C-4:   list of personal property, equipment and trade fixtures
               removable at termination of the Lease or Sublease, as the case may be; and

Exhibit C-5:   addition of skylight to facility roof.

                                  EXHIBIT C-1





                                  [FLOOR PLAN]

                                  EXHIBIT C-2






                                  [FLOOR PLAN]

                                  EXHIBIT C-3





                                  [FLOOR PLAN]

                                  EXHIBIT C-4

                                   EQUIPMENT

1. Personal property, equipment and trade fixtures brought onto or installed on the premises by IMRE Corporation including, but not limited to:

        a.      telephone system;
        b.      computer systems;
        c.      centrifuges;
        d.      freezers;
        e.      refrigerators;
        f.      modular walk-in refrigerator;
        g.      large capacity water purification systems;
        h.      dryers and/or drying equipment;
        i.      AMSCO autoclave (large) and electric boiler;
        j.      vertical and horizontal laminar flow benches;
        k.      HEPA air filters for cleanroom; and
        l.      air compressor.

2. Personal property, equipment and trade fixtures purchased from Oculon Corporation including, but not limited to:

        a.      glass washer;
        b.      AMSCO autoclave;
        c.      boiler;
        d.      air compressor;
        e.      cage washer;
        f.      fume hoods;
        g.      casework;
        h.      auxiliary diesel generator;
        i.      small capacity water purification system; and
        j.      miscellaneous laboratory equipment.

                                  Exhibit C-5

                     Addition of Skylight to Facility Roof

        A skylight will be added to the facility roof provided a structural examination shows that the roof can accommodate such an addition.

                                   EXHIBIT B

                          401 QUEEN ANNE AVENUE NORTH

                                  OFFICE LEASE

        THIS LEASE is made the 2nd day of February, 1989 by and between MARTIN SELIG, whose address is 6200 Columbia Center, 701 Fifth Avenue, Seattle, Washington, 98104-7090, hereinafter referred to as "Lessor," and OCULON CORPORATION, hereinafter referred to as "Lessee."

        1.      DESCRIPTION.

                (a) PREMISES. Lessor, in consideration of the agreements contained in this lease, does hereby lease to Lessee, upon the terms and conditions hereinafter set forth, and subject to Paragraph 1(b) below, that certain building consisting of approximately 14,400 rentable square feet (the "Premises") located at 401 Queen Anne Avenue North, City of Seattle, State of Washington, the legal description of which is:

        Lots 4, 5 and 6, Block 22, D.T. Denny's North Seattle Addition, City of Seattle as recorded in Volume 1 of Plats, page 41, in King County, Washington.

Rentable square feet shall be calculated according to the Building Owners and Managers Association International ("BOMA") Standards, namely, the "Standard Method for Measuring Floor Area in Office Buildings American National Standard," ANSI Z 65.1-1980 (Revisions of ANSI Z 65.1-1972) approved July 31, 1980, by the American National Standards Institute, Inc.

        The floor plan and specifications for Lessee's occupancy are attached hereto and made a part hereof and marked EXHIBIT A.

                (b)  SPACE POCKETS.   Lessee will initially occupy 12,000
square feet of the Premises, with the remaining space being pocketed as identified on the floor plan attached hereto as EXHIBIT A. One-half of the pocketed space will be leased by Lessee commencing on the thirteenth (13th) month of the lease term, and the remaining space will be leased by Lessee commencing on the twenty-fifth (25th) month of the lease term. If Lessee occupies the pocketed space prior to the above-specified dates, Lessee will commence paying rent upon occupancy. Space pockets will be rent free until the space is actually used for any purpose other than inactive storage; if the space pockets are actually used for inactive storage, Lessee shall pay rent on the area so used at Seven Dollars ($7.00) per rentable square foot. Once occupied, the rent for the space pocket space shall be the same rent that Lessee is paying for the other space under this lease.

        2.      TERM.

                (a) The term of this lease shall be for a period of one hundred twenty (120) months, commencing on the date (the "Commencement Date") which is the earlier of (i) the first day of the month following issuance of a permanent certificate of occupancy for the Premises and substantial completion of the work to be done by Lessor under Paragraph 33 hereof or (ii) the date Lessee takes occupancy and opens for business, and ending upon the day preceding the tenth (10th) anniversary of the Commencement Date. Lessor shall give Lessee fifteen (15) days' notice of issuance of such certificate of occupancy and substantial completion of the work, and when the Commencement Date has been determined, Lessor and Lessee shall execute a certificate setting forth such Commencement Date. In the event Lessor and Lessee do not agree as to the date of substantial completion of the work under clause (i) above, Lessee's architect shall determine the date of substantial completion of the work and this determination shall be final and binding on the parties.

        In the event the Premises are not read for occupancy by May 1, 1989, whether occasioned by Lessor or Lessee, the Commencement Date shall be extended in such a manner as to reflect the delay occasioned by the failure of the Premises to be ready for occupancy and the rent payable hereunder shall be abated until Lessor gives Lessee written notice that the Premises are substantially completed and ready for occupancy. Lessor shall, in any event, use its best efforts to cause the Premises to be ready for occupancy in a timely manner. If the Premises are not ready for occupancy by June 1, 1989, Lessee may, at its sole option, terminate this lease by written notice and Lessor and Lessee will not be liable for any damages as a result thereof, except that Lessor shall reimburse Lessee for the Reimbursable Compensation (as defined in paragraph II of the Work Letter, attached hereto and made a part hereof and marked EXHIBIT B) within thirty (30) days of Lessee providing notice of payment to Lessor.

        (b)     OPTION TO RENEW.

                (i) Lessee shall have the right to renew the term of this lease for a renewal term (the "Renewal Term") of five (5) years, such renewal to be upon the covenants, terms and conditions as set forth in this lease, except that rent for such renewal shall be established as described below. In order to exercise its option to renew, Lessee shall give written notice to Lessor not less than ninety (90) days prior to the end of the then-current lease term.

                (ii) The Base Rent (as defined in Paragraph 3 hereof) for the Renewal Term shall be equal to the fair market rental value of the Premises at the commencement of the Renewal Term (the "Fair Market Rental Value"), but shall not include the value of the Finish Work (as defined in EXHIBIT B hereto) or the value of any other improvements made to the Premises by Lessee. Lessor and Lessee shall seek to agree as to the Fair Market Rental Value within thirty
(30) days after Lessee gives Lessor notice of its election to renew this lease. If Lessor and Lessee shall not agree as to the Fair Market Rental Value within such thirty (30) day period, the Fair Market Rental Value shall be determined by appraisal as follows:

                Within five (5) days after the expiration of the above-mentioned thirty (30) day period, Lessor and Lessee shall each give notice to the other stating the name and address of an impartial person to act as appraiser hereunder. The appraiser specified in each of such notices shall be either a licensed real estate broker or an MAI appraiser doing business in Seattle, Washington and having not less than 10 years active experience in Seattle, Washington.

                The named appraisers shall together determine the Fair Market Rental Value within fifteen (15) days after their appointment. In making such determination, the appraisers shall consider the rentals at which leases are being concluded for comparable space in the building in which the Premises are located and for comparable space in comparable buildings in Seattle, Washington. If the appraisers shall fail to agree upon the Fair Market Rental Value within fifteen (15) days of their appointment, the appraisers shall, within five (5) days after the expiration of such fifteen (15) day period, appoint a third appraiser, similarly impartial and qualified, to determine the Fair Market Rental Value. Such third appraiser shall determine the Fair Market Rental Value within fifteen
        (15) days of his or her appointment, and the decision of such third appraiser shall be binding upon Lessor and Lessee. Upon the determination of the Base Rent for the Renewal Term, Lessor and Lessee shall execute and deliver to each other an agreement specifying the amount of the Base Rent for the Renewal Term.

                Lessor and Lessee shall each pay the fees of any appraiser appointed by Lessor and Lessee, respectively, and Lessor and Lessee shall each pay one-half (1/2) of the fees of any third appraiser appointed pursuant to the provisions of this paragraph.

                If at the commencement of the Renewal Term, the amount of the Base Rent payable during the Renewal Term shall not have been determined, then pending such determination Lessee shall pay to Lessor the Base Rent which was payable during the initial term of the lease. Upon the determination of the Base Rent for the Renewal Term, if the Base Rent determined shall be greater than the Base Rent theretofore paid, Lessee shall promptly pay to Lessor the deficiency, or, if the Base Rent determined shall be less than the Base Rent theretofore paid, Lessor shall promptly reimburse Lessee for the excess.

        3.      RENT.   Lessee covenants and agrees to pay Lessor rent each
month, in advance, on the first day of each calendar month ("Base Rent"). Base Rent shall be computed at the annual base rental rate of Thirteen and 75/100 Dollars ($13.75) per rentable square foot for Lease Years 1-5, and Fourteen and 75/100 Dollars ($14.75) per rentable square foot for Lease Years 6-10. Rent for any fractional calendar month, at the beginning or end of the term, shall be the pro rated portion of the rent computed on an annual basis. For purposes of this lease, "Lease Year" shall be the annual period commencing on the Commencement Date.

        4. USES. The Premises are to be used for the purposes of general offices, pharmaceutical research, development and production (including, without limitation, laboratory uses) and related purposes, and for no other business or purpose without the prior written consent of Lessor, which shall not be unreasonably withheld or delayed.

        5. RULES AND REGULATIONS. Lessee and their agents, employees, servants or those claiming under Lessee will at all times observe, perform and abide by all of the reasonable Rules and Regulations printed on this instrument, or which may be hereafter promulgated by Lessor upon thirty (30) days' written notice to Lessee, all of which it is covenanted and agreed by the parties hereto shall be and are hereby made a part of this lease.

        6. CARE AND SURRENDER OF PREMISES. Lessee shall take reasonably good care of the Premises and shall promptly make all necessary repairs except those required herein to be made by Lessor. At the expiration or sooner termination of the lease, Lessee, without notice, will immediately and peacefully quit and surrender the Premises in as good order, condition and repair as when received (damage by reasonable wear and tear, the elements or fire excepted). The foregoing notwithstanding, Lessee shall not be required to make any structural repairs in the Premises or the building unless necessitated by the negligence or wilful misconduct of Lessee.

        7. ALTERATIONS. Lessee shall not make any alterations or improvements in or additions to said Premises (other than decorations) without first obtaining the written consent of Lessor, which consent shall not be unreasonably withheld or delayed. Lessor shall be deemed to have consented to any such request by Lessee to which Lessor fails to object in writing within five (5) days. Except as set forth in EXHIBIT B hereof, all such alterations, additions and improvements shall be at the sole cost and expense of Lessee and (except for Lessee's personal property and trade fixtures) shall become the property of Lessor and shall remain in and be surrendered with the Premises as a part thereof at the termination of this lease, without disturbance, molestation or injury.

        8. RESTRICTIONS. Lessee will not use or permit to be used in said Premises anything that will materially increase the rate of insurance on said building or any part thereof, nor anything that may be dangerous to life or limb (unless used in compliance with all applicable laws); not in any manner deface or injure said building or any part thereof; nor overload any floor or part thereof; nor permit any objectional noise or odor to escape or to be emitted from said Premises, or do anything or permit anything to be done upon said Premises in any way tending to create a nuisance or to disturb any other tenant or occupant of any part of said building. Lessee, at Lessee's expense, will comply with all health, fire and police regulations respecting said Premises, except that Lessee shall not be required to make structural repairs or alterations to the Premises which may be required by such health, fire and policy regulations and such structural repairs or alterations shall be made by the Lessor at Lessor's expense. Lessor represents and warrants that the Premises and all work to be done by Lessor on the Premises will so comply with all applicable health, fire and policy regulations. The Premises shall not be used for lodging or sleeping.

         9. WEIGHT RESTRICTIONS. No safe or other article of over 2,000 pounds shall be moved into said Premises without the consent of Lessor, and Lessor shall have the right to locate the position of any article of weight in said Premises if Lessor so desires.

        10. SIGN RESTRICTION. No sign, picture, advertisement or notice shall be displayed, inscribed, painted or affixed to any of the glass or woodwork of the building without the prior approval of Lessor, which shall not be unreasonably withheld or delayed. Lessor shall be deemed to have consented to any such request by Lessee to which Lessor fails to object in writing within ten (10) days.

        11. LOCKS. No additional locks shall be placed upon any exterior doors of the Premises without the prior approval of Lessor, which shall not be unreasonably withheld or delayed. Lessor shall be deemed to have consented to any such request by Lessee to which Lessor fails to object in writing within ten (10) days. Keys will be furnished to each door lock. At the termination of the lease, Lessee shall surrender all keys to the Premises, whether paid for or not. Lessee shall have the right to install a card key or other security system in the building.

        12. KEY. Lessor, his janitor, engineer or other agents may retain a passkey to said Premises to enable him to examine the Premises from time to time with reference to any emergency or, after reasonable prior notice to Lessee, to the general maintenance of said Premises.

        13. TELEPHONE SERVICE. If Lessee desires telephonic or any other electric connection, Lessor will direct the electricians as to where and how the wires are to be introduced, and without such directions no boring or cutting for wires in installation thereof will be permitted.

        14. SERVICES. Lessor shall maintain the Premises, the structural portions of the building and the public and common areas of the building, such as lobbies, stairs, corridors, parking areas and restrooms, in reasonably good order and condition except for damage occasioned by the negligence or wilful misconduct of Lessee. Lessor shall provide Lessee with access to the Premises twenty-four (24) hours a day, seven (7) days per week.

        Lessor shall furnish the Premises with electricity for lighting and operation of low power usage office machines (including, without limitation, typewriters, word processors, copy machines and personal computers), heat and normal office air-conditioning during the ordinary business hours of the building (i.e., from 6 a.m. until 6 p.m. Monday through Saturday). Air-conditioning units and electricity therefore for special air-conditioning requirements, such as for laboratory and computer centers, shall be at Lessee's expense. Lessor shall also provide, at Lessor's expense, lighting replacement for Lessor-furnished lighting, toilet room supplies, window washing with reasonable frequency, and daily janitor service on weekdays.

        Except as otherwise provided herein, Lessor shall not be liable to Lessee for any loss or damage caused by or resulting from any variation, interruption or any failure of said services due to any cause beyond reasonable control of Lessor (it being agreed that failure to provide funds shall not be deemed beyond reasonable control of Lessor). No temporary interruption or failure of such services incident to the making of repairs, alterations, or improvements, or due to accident or strike or conditions or events not under Lessor's control shall be deemed as an eviction of Lessee or relieve Lessee from any of Lessee's obligations hereunder, except that if such interruption or failure persists for more than seven (7) days, the rent payable hereunder shall be abated, as of the eighth (8th) day of such interruption or failure, until such services are completely restored. If Lessor shall make any repairs, alterations or improvements in the Premises or the building, Lessor shall seek to minimize interference with Lessee's business operation and shall repair any damage caused to the Premises.

        In the event of any lack of attention on the part of Lessor and any dissatisfaction with the service of the building, or any unreasonable annoyance of any kind, Lessee is requested to make complaints at Lessor's building office and not to Lessor's employees or agents seen within the building. Lessee is further requested to remember that Lessor is as anxious as Lessee that a high-grade service be maintained, and that the Premises be kept in a state to enable Lessee to transact business with the greatest possible ease and comfort. the rules and regulations are not made to unnecessarily restrict Lessee, but to enable Lessor to operate the building to the best advantage of both parties hereto. To this end Lessor shall have the right to waive from time to time such part or parts of these rules and regulations as in his judgment may not be necessary for the proper maintenance or operation of the building or consistent with good service and may from time to time, upon thirty
(30) days' prior notice to Lessee, make such further reasonable rules and regulations as in his judgment may be needed for the safety, care and cleanliness of the Premises and for the preservation of order therein.

        15. SOLICITORS. Lessor will make an effort to keep solicitors out of the building, and Lessee will not oppose Lessor in his attempt to accomplish this end.


        16. ASSIGNMENT AND SUBLEASE. Lessee will not assign this lease, or any interest hereunder, and this lease, or any interest hereunder, shall not be assigned by operation of law, without Lessor's prior written consent, which consent shall not be unreasonably withheld or delayed. Lessee will not sublet said Premises or any part thereof and will not permit the use of said Premises by others other than Lessee and the agents, employees and invitees of Lessee without first obtaining the written consent of Lessor, which consent shall not be unreasonably withheld or delayed. In the event such written consent shall be given, no other or subsequent assignment or subletting shall be made without the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed. Lessor shall be deemed to have consented to any request for consent mentioned in this paragraph to which Lessor fails to object in writing within ten (10) days. Notwithstanding anything to the contrary contained in the foregoing or in any other provision of this lease, Lessee shall have the right, without Lessor's consent, to assign this lease or any part thereof to any corporation into which or with which Lessee merges or consolidates or to any parent, subsidiary or affiliated corporation; provided that any such assignee shall deliver to Lessor a counterpart original of a document in form for recordation reasonably satisfactory to Lessor whereby such assignee agrees to assume and perform all of the terms and conditions of this lease on Lessee's part from and after the effective date of such assignment.

        17. OPERATING SERVICES AND REAL PROPERTY TAXES. The Base Rent set forth in Paragraph 3 hereof includes Operating Services and Real Estate Taxes for the Base Year (as defined below) ("Base Year Costs"). Only actual increases and decreases from these Base Year Costs, if any, will be passed on to Lessee on a proportionate basis, as set forth below.

                (a)  DEFINITIONS.

                        (i) BASE YEAR. The "Base Year" shall be the calendar year 1989, and Base Year Costs shall be the actual cost of Operating Services and Real Property Taxes incurred by the Lessor for the Base Year. Adjustment or comparison years shall be the following calendar year(s).

                        (ii) OPERATING SERVICES. "Operating Services" shall mean the charges paid by Lessor with respect to the operation and maintenance of the building, including, without limitation: management fee (provided it does not exceed prevailing market rates), building operation salaries (not above building manager), employee benefits, insurance, electricity, janitorial, supplies, telephone, HVAC, repair and maintenance, window washing, water and sewer, security, landscaping, disposal, and elevator. Operating Services shall also include the amortization cost of capital investment items and of the installation thereof, which are primarily for the purpose of safety, saving energy or reducing operating costs, or which may be required by governmental authority (all such costs shall be amortized over the reasonable life of the capital investment item, with the reasonable life and amortization schedule being determined in accordance with generally accepted accounting practices). The charges for Operating Services shall not include, or shall have deducted therefrom, leasing commissions, management fees in excess of the rates then customarily charged for building management for buildings of like class and character, executive salaries above the grade of building manager, expenditures for capital improvements which were completed before the Commencement Date and for improvements other than those set forth above, amounts received by Lessor through proceeds of insurance to the extent the proceeds are compensation for expenses which were previously passed through to tenants of the building or which were previously included in Operating Services hereunder, cost of repairs or replacements incurred by reason of fire or other casualty or condemnation, legal advertising and promotional expenditures, legal fees in connection with the negotiation and preparation of leases of space in the building, the sale of the building or an interest therein, or litigation related to the building, principal and interest on loans secured by the building or building rents, rents payable in connection with any ground or underlying lease, depreciation, and penalties due to any violation of law by Lessor.

                        (iii) REAL ESTATE TAXES. "Real Estate Taxes" for the property shall mean all taxes and assessments levied or imposed by any government authority against the building and the land underneath the building. The term "Real Estate Taxes" shall not include any income tax, franchise tax, real property excise tax, general corporation or unincorporated business tax, estate, inheritance or succession tax, transfer tax or sales tax levied against the Lessor or the building or any tax assessment, imposition or charge in connection with the receipt of rents from the building.

                        (iv) PROPORTIONATE BASIS. Lessee's proportionate basis shall be a fraction, the numerator of which shall be the average number (on an annual basis) of rentable square feet actually rented by Lessee and the denominator of which shall be 14,400 (which is the number of rentable square feet in the building in which the leased Premises are located.)

                (b) COMPUTATION OF ADJUSTMENTS. Any adjustment to Base Year Costs will only commence to occur in Month 13 of the lease term with subsequent adjustments being commenced in Months 25, 37, 49, etc., as appropriate under the lease term. For purposes of calculating projected adjustments to Base Year Costs, Lessor shall review historical data to predict if any estimated Base Year Cost escalations or deescalations would be reasonably anticipated. If they are, then commencing in Month 13 Lessor will assess a monthly charge to be paid together with Base Rent, or will give Lessee a Credit against Base Rent, as the case may be, provided that in no event shall any adjustment lower the Base Rent below the annual base rental rates set forth in Paragraph 3 hereof. Once actual cost data for Real Estate Taxes and Operating Services for the entire building are formulated in accordance with generally accepted accounting practices (but in no event later than one hundred eighty (180) days after the end of each Lease
Year), then Lessee's estimated pass through costs shall be promptly adjusted to actual Base Year Costs based on Lessee's actual proportionate basis and Lessee or Lessor, as appropriate, shall reimburse the other for the difference between the estimated and actual costs in a lump sum payment.

                (c) LID ASSESSMENTS. Should there be enacted during the term of this lease or any extensions thereof an LID assessment that affects the Premises, Lessee will reimburse Lessor for its proportionate share of such assessments during the lease term as additional rent, PROVIDED that the Lessor exercises its option, if any, to spread such assessment over the maximum number of installments available.

         18. ADDITIONAL TAXES OR ASSESSMENTS. Should there presently be in effect or should there be enacted during the term of this lease any law, statute or ordinance levying any assessment or any tax upon rents or the income from real estate or rental property (other than federal, state or local income taxes), Lessee shall reimburse Lessor for Lessee's proportionate share of said expenses at the same time as rental payments.

         19. RISK. Except as otherwise provided in this lease, all personal property of any kind or description whatsoever in the demised Premises shall be at Lessee's sole risk except if damaged or destroyed due to the negligence or willful misconduct of Lessor or Lessor's employees, agents, contracts or invitees. Lessor shall not be liable for any damage done to or loss of such personal property or damage or loss suffered by the business or occupation of Lessee arising from any acts of neglect of co-tenants or other occupants of the building, or of any other persons, or from bursting, overflowing or leaking of water, sewer or steam pipes, or from the heating or plumbing or sprinkling fixtures, or from electric wires, or from gas, or odors, or caused in any other manner whatsoever except in the case of the negligence of willful misconduct of Lessor or its agents, employees, contractors or invitees. Lessee shall keep in force throughout the term of this lease such casualty, general liability and business interruption insurance as a prudent tenant occupying and using the Premises would keep in force.

        20. INDEMNIFICATION. Lessee will defend, indemnify and hold harmless Lessor from any claim, liability or suit, including reasonable attorneys' fees, on behalf of any person, persons, corporation and/or firm for any injuries or damages occurring on or about the Premises where said damages or injury was caused by the negligence or intentional act of Lessee and/or by Lessee's agents, employees, servants, customers or clients.

        Lessor will defend, indemnify and hold harmless Lessee from any claim, liability or suit, including reasonable attorneys' fees, on behalf of any person, persons, corporation and/or firm for any injuries or damages occurring on or about the Premises where said damages or injury was caused by the negligence of intentional act of Lessor and/or by Lessor's agents, employees, servants, customers or clients.

        21. WAIVER OF SUBROGATION. Lessee and Lessor do hereby release and relieve the other, and waive their entire claim of recovery for loss, damage, injury and all liability of every kind and nature which may arise out of, or be incident to, fire and other perils, in, on or about the Premises herein described, whether due to negligence of either of said parties, their agents or employees or otherwise, to the extent any such loss, damage, injury or liability arises out of or is incident to the occurrence of any of the perils which would be covered by the extended coverage insurance policy in common use in Seattle, Washington for comparable properties. This waiver of subrogation is subject to the agreement of both Lessor's and Lessee's insurers to honor this subrogation clause, said agreement of insurers to be in writing in the policies of insurance.

        22.     SUBORDINATION.

                (a) Lessor represents and warrants that it is the fee owner of the Premises, and that there are no mortgages, deeds of trust or other monetary encumbrances on the Premises other than a deed of trust or mortgage held by Cascade Savings & Loan Association and Barclays Bank PLC.

                (b) This lease and all interest and estate of Lessee hereunder is subject to and is hereby subordinated to all future mortgages and deeds of trust affecting the Premises or the property of which said Premises are a part, provided that any such future holder of a mortgage or deed of trust executes a nondisturbance agreement (in recordable form) in favor of Lessee, in form and substance reasonably satisfactory to Lessee, confirming that, as long as Lessee is not in default hereunder, Lessee's occupancy will not be disturbed in the event of any foreclosure or transfer in lieu thereof. Subject to the foregoing, Lessee agrees to execute any instrument which may be deemed necessary or desirable by the Lessor to further effect the subordination of this lease to any such mortgage or deed of trust. In the event of a sale or assignment of Lessor's interest in the Premises, or in the event of any proceedings brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage or deed of trust made by Lessor covering the Premises, Lessee shall, subject to the foregoing, attorn to the purchaser and recognize such purchaser as Lessor upon written notice from Lessor. Lessee agrees to execute, at no expense to Lessor, any reasonable estoppel certificate deemed necessary or desirable by Lessor to further effect the provisions of this paragraph.

         23. CASUALTY. In the event the leased Premises or the said building is destroyed or injured by fire, earthquake or other casualty to the extent that the Premises are untenantable in whole or in part, then Lessor may, at Lessor's option, proceed with reasonable diligence to rebuild and restore the Premises or such part thereof as may be injured as aforesaid, provided that within thirty (30) days after such destruction or injury Lessor will notify Lessee of Lessor's intention to do so (or not to do so), and during the period commencing on the date of the casualty and expiring on the date of completion of such rebuilding and restoration the rent shall be abated on the portion of the Premises that is unfit for occupancy. If necessary, Lessor will provide access to any needed alternative space for Lessee at the fair market rate not to exceed Lessee's rental rate hereunder. Notwithstanding the foregoing, if the damage or destruction is total or substantially total, or if the Lessor elects to rebuild and restore but does not substantially complete such rebuilding and restoration within one hundred eighty (180) days of the date of the casualty, Lessee may terminate this lease by written notice to Lessor, effective as of the date of the casualty.

         24. INSOLVENCY. If Lessee becomes insolvent, or makes an assignment for the benefit of creditors, or a receiver is appointed for the business or property of Lessee, or a petition is filed in a court of competent jurisdiction to have Lessee adjudged bankrupt (and such petition is not discharged within ninety (90) days), then Lessor may, at Lessor's option, terminate this lease. Said termination shall reserve unto Lessor all of the rights and remedies available under Paragraph 25 (Default) hereof, and Lessor may accept rents from such assignee or receiver without waiving or forfeiting said right of termination. As an alternative to exercising his right to terminate this lease, Lessor may require Lessee to provide adequate assurances, including the posting of a cash bond, of Lessee's ability to perform its obligations under this lease.

25. DEFAULT. If any rent is in arrears for a period of ten (10) days after written notice from Lessor to Lessee, or if this lease is terminated in accordance with any of the terms herein (with the exception of Paragraph 24), or if Lessee shall fail at any time to keep or perform any of the covenants or conditions of this lease other than the covenant for the payment of the monthly rent within thirty (30) days after written notice from Lessor to Lessee, or if such performance cannot reasonably be completed within thirty (30) days, if Lessee fails within such thirty (30) day period to commence performance and diligently prosecute it to completion, then, and in either or any of such events, Lessor may, at Lessor's option, after seven (7) days' written notice to Lessee, enter into and repossess said Premises and expel Lessee and all those claiming under Lessee. In such event, Lessor may eject and remove from said Premises all goods and effects (forcibly if necessary) without being deemed guilty of trespass and/or without prejudicing any remedy or remedies which might otherwise be used by Lessor for arrearages or preceding breach of covenant or condition of this lease. Upon entry as aforesaid, this lease, if not otherwise terminated, immediately cease and terminate. The termination of this lease pursuant to this paragraph shall not relieve Lessee of its obligations to make the payments required herein. In the event this lease is terminated pursuant to this paragraph, or if Lessor enters the Premises without terminating this lease and Lessor relets all or a portion of the Premises, Lessee shall be liable to Lessor for all the reasonable costs of reletting, such costs t renovation or alternation of the Premises. Lessee shall be further liable to make payment in full of the ten outstanding principal balance of any promissory note delivered pursuant to Section V or EXHIBIT B. Lessee shall also be further liable for the remainder of the term of this lease for any deficiency between the amounts payable to Lessor for rent following reletting and the amount of rent reserved hereunder. Lessor shall have the duty to mitigate the amount of any such deficiency.

         26. BINDING EFFECT. The parties hereto further agree with each other that each of the provisions of this lease shall extend to and shall, as the case may require, bind and inure to the benefit, not only of Lessor and Lessee, but also of their respective heirs, legal representatives, successors and assigns, subject, however, to the provisions of Paragraph 16 hereof.

        It is also understood and agreed that the terms "Lessor" and "Lessee" and verbs and pronouns in the singular number are uniformly used throughout this lease regardless of gender, number or fact of incorporation of the parties hereto. The typewritten riders or supplemental provisions, if any, attached or added hereto are made a part of this lease by reference. It is further mutually agreed that no waiver by Lessor of a breach by Lessee of any covenant or condition of this lease shall be construed to be a waiver of any subsequent breach of the same or any other covenant or condition.

        27. HOLDING OVER. If Lessee holds possession of the Premises after the term of this lease without Lessor's consent, Lessee shall be deemed to be a month-to-month tenant upon the same terms and conditions as contained herein, except rent which shall be one and one-half (1-1/2) times the rate then payable.

        28. ATTORNEYS' FEES. In the event suit is brought for the recovery of rent due under the provisions of this lease, or for Lessee's breach of any other conditions or covenants contained herein, Lessee shall pay to Lessor reasonable attorneys' fees actually incurred by Lessor. However, should Lessee prevail in an action at law or in equity, then, in that event, Lessee shall be entitled to reasonable attorneys' fees.

        29. REPRESENTATIONS AND WARRANTIES. Lessor warrants suitability of the Premises for Lessee's intended use, including, without limitation, adequacy and good and safe condition of the structure and services at the Premises, and Lessor warrants that Lessee's intended use of the Premises will comply with the current zoning in effect with respect to the Premises. Otherwise, Lessor has made no representations or promises except as contained herein or in some future writings signed by Lessor.

        30. QUIET ENJOYMENT. So long as Lessee pays the rent and perform the covenants contained in this lease, Lessee shall hold and enjoy the Premises peaceably and quietly, subject to the provisions of this lease.

        31. RECORDATION. Lessee shall not record this lease without the prior written consent of Lessor. However, at the request of Lessor or Lessee, both parties shall execute a memorandum of "short form" of this lease for the purpose of recordation in a form customarily used for such purpose. Said memorandum or short form of this lease shall describe the parties, the Premises and the lease term, and shall incorporate this lease by reference.

        32. GOVERNING LAW. This lease shall be governed by and construed and enforced in accordance with the laws of the State of Washington.

        33. FINISH WORK. The initial improvements for Lessee's occupancy will be completed by Lessor, at Lessor's expense, in accordance with the Work Letter attached hereto and made a part hereof and market EXHIBIT B.

        34. PARKING. Lessee shall be provided the exclusive use of the parking lot consisting of thirty (30) parking stalls adjacent to the building, at a rental rate of $50.00 per stall (plus sales tax) for the first two (2) Lease Years; thereafter the rental rate for said parking stalls shall be at fair market value. If Lessor and Lessee cannot agree to the fair market value of the parking stalls, the provisions of Paragraph 2(b)(ii) hereof shall apply to determine the fair market value of the parking stalls.

        35. MOVING ALLOWANCE. Lessor agrees to Pay Lessee a moving allowance of Fourteen Thousand Four Hundred Dollars ($14,400), payable upon the Commencement Date.

        36. LEASE ASSUMPTION. Lessee is currently the tenant under a lease, dated June 3, 1988 ("Existing Lease"), with Bechtel Investments Realty, as landlord ("Bechtel") for space at 130 Nickerson, Suite 311, Seattle, Washington. Lessor has received and read the Existing Lease. Effective as of the Commencement Date, Lessor shall assume all of the financial obligations of Lessee under the Existing Lease. Lessee's monthly base rent obligation thereunder is Two Thousand Eight Hundred Sixty-Two and 50/100
Dollars ($2,862.50). Further, Lessor shall assume Lessee's Five Thousand
Dollar ($5,000) residual obligations under the Existing Lease regarding carpeting. In the event that Lessor should fair to make payments under the Existing Lease within the times called for under the Existing Lease, then
Lessee shall have the right to make those payments and reduce and offset Lessee's payments to Lessor for Base Rent under this lease by that amount.


        37. LEASE CANCELLATION. Lessee shall have the right to cancel this lease with respect to any period commencing after the seventh (7th) Lease
Year. Lessee shall provide Lessor with twelve (12) months' prior written notice of its intent to cancel. In such event, Lessee shall, at the time of Lessee's last lease payment, pay Lessor the then outstanding principal balance of any promissory note delivered pursuant to Section V of EXHIBIT B plus any unamortized portion of the initial $40 per square foot allowance together with the unamortized portion of the office tenant up to current costs (all such amortization to be based on a 10 year lease term and computed on a straight line basis in accordance with GAAP).

        38. EXPANSION. After three (3) Lease Years have elapsed, Lessee may require additional space for its business operations, and Lessee may request that Lessor locate new space for Lessee so that Lessee can occupy at least 18,400 rentable square feet in one location. Upon six (6) months' prior notice by Lessee to such effect (the "Expansion Notice"), Lessor, at its expense, will relocate Lessee into space that is mutually acceptable and cancel this lease. Rent for the new space shall be at a rental rate to be agreed upon by Lessor and Lessee. If, within six (6) months after the Expansion Notice is delivered, mutually acceptable space cannot be located and a lease therefore executed by Lessor and Lessee, Lessee, at its option, may cancel this lease upon thirty (30) days' written notice delivered at any time after the end of the fifth (5th) Lease Year; provided that Lessee shall at the time Lessee makes its last lease payment, pay Lessor the then outstanding principal balance of any promissory note delivered pursuant to Section V of EXHIBIT B.

        39.     INTENTIONALLY OMITTED.

        40. LESSOR'S CONSENT TO ASSIGNABILITY FOR LESSEE'S SECURED DEBT FINANCING. Lessor agrees to execute consents to a lender or other entity ("Lender") making a loan to Lessee, on forms reasonably satisfactory to Lessor and such Lender to allow personal property to be affixed to the Premises and to allow for the mortgaging or other encumbrancing of the leasehold interest in connection with the securing of debt financing by Lessee. Lessor further agrees to execute amendments to this lease as any such Lender may reasonably require, provided that such amendments do not affect Lessor's financial rights or obligations under this lease or materially affect Lessor's other rights or obligations under this lease.

        41. LESSEE'S RIGHT TO CONTEST TAXES. Lessee shall have the right, in its or Lessor's name, and at Lessee's expense, to contest the validity of any tax or assessment which Lessee is required to bear, pay and discharge hereunder, by appropriate legal proceeding, provided that Lessee, before instituting any such contest, gives Lessor written notice of its intention so to do. Lessor agrees to cooperate fully with Lessee in good faith during the course of such contest. Lessee shall diligently prosecute any such contest, at all times effectually stay or prevent any official or judicial sale therefor, under execution or otherwise, and pay any final judgment enforcing the tax or assessment so contested and thereafter promptly procure record satisfaction thereof.

        42. CONDEMNATION. If the whole of the Premises, or if such portion of the facilities and building improvements comprising part of the Premises as may be required for the reasonable use of the Premises, shall be taken by virtue of any condemnation or eminent domain proceeding, this lease, at the option of Lessee, shall automatically terminate as of the date of any final judgment entered under such condemnation, or as of the date possession is taken by the condemning authority, whichever is earlier.

        43. NOTICES. All notices required hereunder shall be in writing and shall be personally delivered or mailed by certified or registered mail, addressed to the respective parties, and all notices, demands or other writing to be made, given or sent hereunder, or which may be so given or made or sent by any party to the other shall be deemed to have been fully given or made when personally delivered or if mailed, three (3) business days following the deposit thereof in the United States mail, registered or certified, postage prepaid, and addressed to the respective parties as follows:

                        Lessor:  Martin Selig
                                 6200 Columbia Center
                                 701 Fifth Avenue
                                 Seattle, Washington 98104-7090

                        Lessee:  Oculon Corporation
                                 401 Queen Anne Avenue North
                                 Seattle, Washington 98109
                                 Attention:  Operations Manager
        with a copy to:  William L. Green, Esq.
                         Perkins Coie
                         1201 Third Avenue, 40th Floor
                         Seattle, Washington 98101-3099

        Any party may change the address to which notices are to given by giving notice as above provided.

        44. NONMODIFICATION. It is mutually agreed that the covenants and conditions herein contained are the full and complete terms of this lease and that no alterations, amendments or modifications of the same shall be binding unless first reduced to writing and signed by both parties hereto.

        45. BROKERAGE. Lessor and Lessee covenant, warrant and represent to each other that there was no broker or finder except Coldwell Banker Commercial Real Estate Services and Dale Behar Company (the "Broker") instrumental in consummating this lease and that no conversations or negotiations were had with any broker or finder except the Broker concerning the renting of the Premises. Lessee agrees to indemnify and hold Lessor harmless, and Lessor agrees to indemnify and hold Lessee harmless, against any claims for a brokerage commission arising out of any conversations or negotiations had by the indemnifying party with any broker or finder except the Broker, or arising as a result of any inaccuracy of the foregoing representation. Lessor shall pay all brokerage commissions to the Broker pursuant to a separate agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this lease the day and year first above written.

                                     Lessor:
                                     ------

                                                 MARTIN SELIG
                                     ------------------------------------
                                     Martin Selig


                                     Lessee:
                                     ------

                                     OCULON CORPORATION

                                     By KAREN AUDITORE-HARGREAVES
                                        ---------------------------------
                                        Its Vice President
                                            --------------

                                   EXHIBIT A






                                     [MAP]

STATE OF WASHINGTON     )
                        ) ss.
COUNTY OF KING          )

        On this 2nd day of February, 1989, before me, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared MARTIN SELIG, to me known to be the individual who executed the within and foregoing instrument, and acknowledged that he signed the same as his free and voluntary act and deed, for the uses and purposes therein mentioned.

        GIVEN UNDER my hand and official seal the day and year in this certificate above written.


                                             ----------------------------------
                                             NOTARY PUBLIC in and for the State
                                             of Washington, residing at Bellevue
                                             My Appointment Expires June 1990




STATE OF WASHINGTON     )
                        ) ss.
COUNTY OF KING          )

        On this 13th day of January, 1989, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Karen Auditore-Hargreaves, to me known to be the person who signed as Vice President of OCULON CORPORATION, the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that she was duly elected, qualified and acting as said officer of the corporation, that she was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

        IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.


                                             ----------------------------------
                                             NOTARY PUBLIC in and for the State
                                             of Washington, residing at Seattle
                                             My Appointment Expires 09/01/92

                                   EXHIBIT A




                                     [MAP]

                                   EXHIBIT B

                                  WORK LETTER


    I.  Lessor's Finish Work

        Lessor has agreed to provide to Lessee tenant improvements for Lessee's occupancy (the "Finish Work" as hereinafter defined), which will be completed by Lessor, at Lessor's expense, in the manner hereinafter provided for.

   II.  Design Services.

        Lessor shall pay all costs up to Two and 50/100 Dollars ($2.50) per rentable square foot for space planning and architectural design, in addition to the Finish Work. Lessor shall promptly reimburse Lessee for all compensation paid or to be paid to Lessee's architect/space planner for space planning and design services up to the amount set forth above (the "Reimbursable Compensation"). Lessor agrees that Lessee may offset and deduct from the next rental payments due under this lease the amount of Reimbursable Compensation paid by Lessee which is not reimbursed by Lessor within thirty (30) days of Lessee providing notice of payment to Lessor.

  III.  Drawings.

        Lessee shall prepare and submit to Lessor for Lessor's approval (which approval Lessor agrees shall not be unreasonably withheld or delayed) plans and specifications for the Finish Work. Lessor shall approve or disapprove, in writing delivered to Lessee, any plans and specifications submitted to Lessor by Lessee, within ten (10) days after such submission, and failure to disapprove within such time shall be deemed approval. Any disapproval shall specify in detail the items disapproved, and the reasons for such disapproval. Lessor shall cause all of the plans and specifications relating to Finish Work submitted by Lessee and approved by Lessor (the "Finish Work Plans") to be filed with the appropriate governmental agencies. The Finish Work Plans shall comply with all rules and regulations and other requirements of the City of Seattle. Lessor shall obtain all necessary governmental permits and authorizations for the Finish Work. Notwithstanding Lessor's obligation to pay the Reimbursable Compensation to Lessee, all plans and drawings done or to be done by Lessee's architect/space planner are and shall remain the property of Lessee.

   IV.  Construction and Cost Basis Pricing of Office Finish Work.

        Lessor agrees, at Lessor's cost, to construct all Office Finish Work, as hereinafter defined, in a good and workmanlike manner, free of defects, in accordance with the Finish Work Plans and Lessor's standard Tenant Finish Specifications attached hereto as EXHIBIT 1, on a "turn-key" basis. The Office Finish Work will be performed by Lessor, as contractor, at Lessor's own cost, with no markup for profit although Lessor is entitled to mark up his actual costs 12% to cover all costs of overhead.

        Notwithstanding any of the provisions of this EXHIBIT B to the contrary, Lessor shall not be responsible for the installation and payment of any of Lessee's built-in furniture, fixtures, cabinet work or other "custom-made" improvements to the office space which are not listed in the Tenant Finish Specifications attached hereto as EXHIBIT 1.

   V.   Construction and Pricing of Laboratory Finish Work.

        The construction of Lessee's laboratory space (the "Laboratory Finish Work," as hereinafter defined) will be performed by Lessor, as contractor, at Lessor's cost with no markup for profit although Lessor is entitled to mark up his actual costs twelve percent (12%) on the Laboratory Finish Work to cover all costs of overhead.

        Lessee shall have the right to approve the subcontractors for the Laboratory Finish Work for all aspects of such work, with the exception of drywall, painting, flooring and ceilings, which may be performed by Lessor's tenant improvement crews or Lessor's choice of subcontractor.

        Immediately following Lessor's approval of the Finish Work Plans, Lessor will obtain bids for the Laboratory Finish Work from qualified subcontractors approved by Lessee and such bids, together with Lessor's estimate for that portion of the Laboratory Finish Work which Lessor will not subcontract, will form the basis for the pricing of the Laboratory Finish Work.

        If Lessee disagrees with Lessor's pricing of the Laboratory Finish Work as detailed in the preceding paragraph, Lessee shall have the option, at Lessee's expense, to produce at least one (1) and not more than three (3) separate bids from qualified contractors, for the Laboratory Finish Work, and the mutually agreed-upon pricing of the Laboratory Finish Work shall be the pricing. The agreed-upon pricing of the Laboratory Finish Work may be adjusted by revisions to the Laboratory Finish Work pursuant to Section X of this EXHIBIT B.

        Lessor shall pay the first $40.00 per rentable square foot of the agreed-upon pricing of the Laboratory Finish Work. The balance of the agreed-upon pricing of the Laboratory Finish Work up to $100.00 per rentable square foot will be financed by Lessor, if desired by Lessee, and amortized at eleven percent (11%) over the ten (10) year lease term, and in such event the parties shall execute a promissory note in the form attached hereto and made a part hereof and marked EXHIBIT 2 to reflect the actual amount of such financing and the form of payments by Lessee to Lessor. The balance of any Laboratory Finish Work over $100.00 per rentable square foot shall be billed to and paid by Lessee upon lease commencement date or within 30 days of invoice, whichever is later.

                   VI.  Access to Premises During Construction.

                        Lessee and Lessee's officers, architects and consultants
                 shall have access at all times to the premises during the construction of the Finish Work for the purpose of inspecting the quality and timing of the construction and for the purpose of making revisions to the Finish Work Plans. Lessor shall provide copies of the construction schedule, and all revisions or amendments thereto, to Lessee and Lessee's architect, and shall keep Lessee and Lessee's architect informed at all times regarding delays of any nature whatsoever in the construction schedule.


                  VII.  Lessee's Authority to Reject Non-Conforming Work.

                        Lessee and Lessee's architect may reject any of the
                 Finish Work which fails to conform to the requirements of the Finish Work Plans and the Tenant Finish Specifications such rejection to be by written notice to Lessor in the form of a punch list. Lessor warrants that it shall perform all work to deliver Premises to Lesser in accordance with this lease (including, c/o limitation this Exhibit B and the specifications on Exhibit 1 hereto) and Lessor shall bear costs of correcting such rejected Finish Work, which shall not increase the pricing of the Finish Work.


                        If the Lessor fails to correct non-conforming Finish
                 Work within a reasonable time, Lessee may correct it in accordance with Paragraph VIII of this EXHIBIT B. If the Lessee prefers to accept Finish Work which is not in conformance with the requirements of the Finish Work Plans or the Tenant Finish Specifications, Lessee may do so instead of requiring its correction, in which case the pricing of the Office Finish Work or the Laboratory Finish Work, as the case may be, will be reduced as appropriate and equitable.


                 VIII.  Lessee's Right to Carry Out the Work.

                        If the Lessor defaults or neglects to carry out the
                 Finish Work in accordance with the Finish Work Plans and the Tenant Finish Specifications and fails within a seven (7) day period after receipt of written notice from Lessee to commence and continue correction of such default or neglect with diligence and promptness, Lessee may, without prejudice to other remedies the Lessee may have, correct such defaults and/or carry out the only Finish Work. In such case, Lessor shall be liable to Lessee for the actual costs of correcting such defaults and carrying out the Finish Work, including compensation for the Lessee's architect's additional services and expenses made necessary by such default, neglect or failure. In the event that Lessor should fail to reimburse Lessee for such costs within thirty (30) days of receipt of Lessee's invoice for such costs, then Lessee shall have the right to reduce and offset Lessee's payments for Base Rent under this Lease by that amount. The pricing for the Finish Work shall not be increased by the amount of any costs or expenses which would not have been necessary had the Lessor not defaulted or neglected to carry out the Finish Work.

                  IX.   Definitions.

                        For purposes of this Exhibit B and the lease, the
                 following terms shall have the following meanings:

                                (a) "Finish Work" shall mean the improvements necessary for Lessee to commence occupancy with respect to the entire leased Premises and is inclusive of the terms "Office finish Work" and "Laboratory Finish Work."

                                (b)  "Office Finish Work" shall mean the
                 improvements necessary for Lessee to commence occupancy of the office space in the demised Premises, such work to be performed in a good and workmanlike manner, free of defects, in accordance with Lessor's standard Tenant Finish Specifications, attached hereto as EXHIBIT 1, on a "turn-key" basis. The "turn-key" basis will include the following:

                             All partitioning, all glass relites, complete
                         carpeting and air conditioning, ceiling tiles in place, lighting in place, Levelor blinds on all outside glass, sink and counter in place, all doors and jambs, all locks and hardware, all electrical wiring and outlets, all phone outlets, and complete painting throughout.

                                (c)  "Laboratory Finish Work" shall mean the
                 improvements necessary for Lessee to commence occupancy of its laboratory space within the demised Premises, to be constructed in a good and workmanlike manner, free of defects.

                    X.  Revisions.

                        Lessee shall have the right to make changes from time to
                 time to the Finish Work Plans by submitting to Lessor revised plans and specifications ("Revisions"). Within five (5) business days after submission of such Revisions, Lessor shall notify Lessee of the additional time that would be required and additional costs that will be incurred, if any, to complete the Finish Work because of the Revisions and Lessee may, if Lessee so desires, withdraw the Revisions by notice of such withdrawal given to Lessor within five (5) days after Lessor so notifies Lessee. If not withdrawn, the Revisions shall be subject to the same terms and provisions as set forth above with respect to Lessor's approval of Lessee's plans and specifications for the Premises, and the amount of the pricing for the Finish Work shall be increased or reduced, as the case may be, by the amount of the increase or reduction in cost of such work caused by the Revisions.


                    XI. Personal Property Removable by Lessee at End of Lease
                        Term.

                                Lessor agrees that the items of property set
                 forth on the schedule attached hereto and made a part hereof and marked EXHIBIT 3, shall at all times be the personal property of Lessee and removable, at Lessee's option, at the end of the lease term or its earlier cancellation pursuant to the lease.

                 XII.   Lessor's Representative.

                        Lessor hereby constitutes and appoints John
                 Knickerbocker its representative to deal with Lessee in connection with Lessor's construction of the Finish Work. Any notices and/or approvals given to or by said representative shall be binding upon Lessor. Lessor may change such designation by notice in writing to Lessee, pursuant to paragraph 43 of the lease.



                 XIII.  Finish Work Plans Part of the Lease

                        The Finish Work Plans, as completed, shall be a part of
                 this lease.


                 XIV.   Recarpeting and Painting.

                        Lessor agrees, at Lessor's expense, to recarpet and
                 repaint the Premises after every fifth Lease Year, if and when needed, as reasonably determined by Lessee.

                                   EXHIBIT 1


                         [Tenant Finish Specifications]

                                   EXHIBIT 2



                               [Promissory Note]

                                PROMISSORY NOTE



$________                                                Seattle, Washington
                                                         ___________, 19__



        FOR VALUE RECEIVED, the undersigned promises to pay in lawful money of the United States to the order of MARTIN SELIG, at 6200 Columbia Center, 701 Fifth Avenue, Seattle, Washington or at such other place as the holder hereof from time to time may designate in writing, the principal sum of _____________ _____________________________________ Dollars ($______________________________)
with interest on the diminishing principal balance at the rate of eleven percent (11%) per annum from the date hereof.

        This note shall be paid as follows:

                The sum of _____________________________________ Dollars
         ($_____), or more, per month, including interest, with the first payment due on or before the _____ day of ____________, 1989, and each succeeding payment due on or before the same day of each and every month thereafter, interest to first be deducted from each payment and balance applied to principal; provided, the entire unpaid principal balance and accrued interest shall be due and payable in full on or before the _____ day of ____________, 1999.

        If such default be made in the payment of any installment when due and such default remains uncured for a period of seven (7) days after the holder provides written notice thereof to the maker, then, at the option of the holder of this note, the entire indebtedness hereby represented shall become immediately due and payable. As long as this note is in default, this note shall bear interest at the rate of fifteen percent (15%) per annum.

         If suit is brought on this note after any default in any payment, the undersigned promises and agrees to pay reasonable attorneys' fees incurred thereby.

         This note shall be construed according to the laws of the State of Washington.


                                                OCULON CORPORATION



                                                By
                                                  -----------------------------
                                                Tax I.D. No.
                                                            -------------------

                                   EXHIBIT 3



                          [Personal Property Removable
                        by Lessee at End of Lease Term]

PERSONAL PROPERTY
OCULON CORPORATION
401 QUEEN ANNE AVE.



ITEM                    VALUE
CHEMICAL FUME HOODS     $50,000

RADIOISOTOPE HOOD       $12,000

LAMINAR FLOW HOOD        $7,000

LABORATORY BENCHES,    $175,000
CABINETS, AND
SHELVING

GLASS WASHER            $20,000

GLASS DRYER              $7,500

STERILIZER              $32,000

[MISSING TEXT]          $10,000

CAGE WASHER             $10,000

WATER PURIFICATION      $10,000
EQUIPMENT

            TOTAL      $343,000

                        FIRST AMENDMENT TO OFFICE LEASE



         This First Amendment to Office Lease is made as of May 1, 1989, by and between Martin Selig ("Lessor") and Oculon Corporation ("Lessee").


                                    RECITALS

         A. Lessor and Lessee have entered into an Office Lease, dated February 2, 1989, ("Lease"), for the leasing of a building consisting of approximately 14,400 rentable square feet, located at 401 Queen Anne Avenue North, Seattle, Washington, the legal description of which is:

                Lots 4, 5 and 6, Block 22, D.T. Denny's North Seattle Addition, City of Seattle, as recorded in Volume 1 of Plats, page 41, in King County, Washington.

         B. Lessor and Lessee have agreed to make certain modifications to the Lease upon the terms and conditions hereinafter set forth.


                                   AGREEMENT


         Now, therefore, in consideration of the mutual covenants and conditions contained herein, and other good and valuable consideration, Lessor and Lessee hereby agree as follows:

         1. Defined Terms. All capitalized terms which are not otherwise defined herein shall have the respective meanings ascribed to them in the Lease.

         2. In Paragraph 2 of the Lease, delete "June 1, 1989" in the third sentence and insert in lieu thereof "November 1, 1989."

         3. Paragraph IV of the Work Letter attached as EXHIBIT B to the Lease is deleted in its entirety and the following is substituted in lieu thereof:

                "Lessor agrees to construct all Office Finish Work, as hereinafter defined, in a good and workmanlike manner, free of defects, in accordance with the Finish Work

                Plans and Lessor's standard Tenant Finish Specifications attached hereto as EXHIBIT 1, on a "turn-key" basis. Lessor shall pay the first $15.80 per rentable square foot of the Office Finish Work. The balance of the Office Finish Work shall be billed to and paid by Lessee upon the Commencement Date or within thirty (30) days of Lessor's invoice, whichever is earlier; provided that Lessee shall not be required to pay such balance until Lessor shall have paid in full or Lessor's share of the Office Finish Work and shall have delivered proof of such payment to Lessee. The Office Finish Work will be performed by Lessor, as contractor, with no markup for profit, although Lessor is entitled to markup his actual costs seven percent (7%) to cover all costs of overhead."

        4. In the first paragraph of Paragraph V of the Work Letter attached to the Lease as EXHIBIT B, delete "twelve percent (12%)" and insert in lieu thereof "seven percent (7%)."

         5. In the fifth paragraph of Paragraph V of the Work Letter attached to the Lease as EXHIBIT B, delete the reference to "eleven percent (11%)" and insert in lieu thereof "one percent (1%) over the prime interest rate of Seafirst National Bank, adjusted quarterly (but not to exceed 13% per annum)." In the same paragraph, delete "later" in the last sentence and insert in lieu thereof "earlier; provided that Lessee shall not be required to pay such balance until Lessor shall have paid in full for Lessor's share of the Laboratory Finish Work (i.e., $100.00 per rentable square foot) and shall have delivered proof of such payment to Lessee."

        6.      The form of Promissory Note attached to the Work Letter as
EXHIBIT 2 is hereby deleted in its entirety and the form of Note attached hereto as EXHIBIT A is substituted in lieu thereof.

         7. A new paragraph XV is hereby added to the Work Letter attached to the Lease as EXHIBIT B as follows:

"XV. Lessor and Lessee agree that for purposes of this Lease, the office portion of the Premises is 5,664 rentable square feet, the rest rooms consist of 500 rentable square feet (for which no improvements are being performed) and the laboratory portion of the premises consist of 8,236 rentable square feet."

        8. A new Paragraph XVI is hereby added to the Work Letter attached to the Lease as EXHIBIT B as follows:

"XVI. Lessor shall consult with and obtain the prior approval of Lessee regarding the construction contract by and between Lessor and Barry J. Lamb, Inc. (the "Construction Contract") and regarding any and all modifications or amendments thereto. In addition, Lessor shall, without delay, deliver all written requests for change orders to the Construction Contract to Lessee, which Lessor may at any time make or receive from any party, and shall not enter into any change orders or other modifications to the Construction Contract without Lessee's prior written consent. Lessor agrees that Lessee's obligation to pay for any part of the Finish Work pursuant to this Work Letter or the Lease is conditioned upon Lessor's strict compliance with the obligations imposed by this Paragraph XVI."

        9. Except as modified hereby, the Lease shall remain unmodified and in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Office Lease the day and year first above written.



                                                LESSOR:



                                                /s/ MARTIN SELIG
                                                --------------------------------
                                                Martin Selig


                                                LESSEE:

                                                OCULON CORPORATION



                                                By /s/ Karen Auditore-Hargreaves
                                                   -----------------------------
                                                   Its Vice President
                                                       --------------



STATE OF WASHINGTON)
                   ) SS.
COUNTY OF KING     )

        On this 28th day of April, 1989, before me, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared MARTIN SELIG, to me known to be the individual who executed the within and foregoing instrument, and acknowledged that he signed the same as his free and voluntary act and deed, for the uses and purposes therein mentioned.

        GIVEN UNDER my hand and official seal the day and year in this certificate above written.


                                        /s/ Jill M. Grend
                                        --------------------------------------
                                        NOTARY PUBLIC in and for the State
                                        of Washington, residing at Bellevue
                                        My appointment Expires June 1, 1990



STATE OF WASHINGTON)
                   )  ss.
COUNTY OF KING     )


        On this 28th day of April, 1989, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Karin Auditore-Hargreaves, to me know to be the person who signed as Vice President of OCULON CORPORATION, the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that she was duly elected, qualified and acting as said officer of the corporation, that she was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

        IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.


                                        /s/ Shelley D. Lincoln
                                        --------------------------------------
                                        NOTARY PUBLIC in and for the State
                                        of Washington, residing at Seattle.
                                        My appointment Expires September 1, 1992

                                   EXHIBIT A
                                   ---------


                                PROMISSORY NOTE
                                ---------------


$_____________                                              Seattle, Washington

                                                            ____________, 19___

        FOR VALUE RECEIVED, the undersigned promises to pay in lawful money of the United States to the order of MARTIN SELIG, at 6200 Columbia Center, 701 Fifth Avenue, Seattle, Washington or at such other place as the holder hereof from time to time may designate in writing, the principal sum of ______________ _________________ Dollars ($________________) with interest on the diminishing principal balance at the rate of Seattle-First National Bank's Prime Rate (as hereinafter defined) plus one percent (1%) per annum from the date hereof. The interest rate shall be adjusted on the first banking day following the effective date of any change in the Prime Rate, provided that the interest rate shall not be adjusted more frequently than quarterly and provided, further, that in no event shall the interest rate of this note be adjusted to a rate which exceeds thirteen percent (13%) per annum.


        As used herein, "Prime Rate" shall mean the large business prime rate of interest per annum charged from time to time by Seattle-First National Bank (or its successors) to its most financially responsible large corporate borrowers on short-term unsecured borrowings.

        This note shall be paid as follows:

              The sum of _______________________________________________ Dollars
        ($________________), or more, per month, including interest, with the first payment due on or before the ____ day of ___________________, 1989, and each succeeding payment due on or before the same day of each and every month thereafter, interest to first be deducted from each payment and balance applied to principal; provided, the entire unpaid principal balance and accrued interest shall be due and payable in full on or before the ____ day of _____________, 1999.



        If default be made in the payment of any installment when due and such default remains uncured for a period of seven (7) days after the holder provides written notice thereof to the maker, then, at the option of the holder of this note, the entire indebtedness hereby represented shall become immediately due and payable. As long as this note is in default, this note shall bear interest at the rate of fifteen percent (15%) per annum.

        If suit is brought on this note after any default in any payment, the undersigned promises and agrees to pay reasonable attorneys' fees incurred thereby.

        This note shall be construed according to the laws of the State of Washington.




                                        OCULON CORPORATION



                                        By
                                          ---------------------------------

                                        Tax I.D. No.
                                                    -----------------------

                                   EXHIBIT C

                                  The Premises

                       Total Floor Area = 13,733 sq. ft.


































                           IMRE Corporation Building
                          401 Queen Anne Avenue North

                                   EXHIBIT D


Fume Hoods -- Classic Modular System:
        1.   Classic O#S02749
        2.   Classic Cert #D3466
        3.   Classic Cert #D3467
        4.   Classic O#S02737
        5.   Classic O#S02735
Laboratory Benches, Cabinets, Shelving and other Casework excluding, however, current pilot plant
Autoclave -- AMSCO 3021
Glass Washer -- Miele G7736
Cage Washer -- Basil CW 3500 -- room 147
Water Purification System -- Continental (1 gal. per min.), including square holding tank and ultrafilter
Nitrogen Manifold System -- Chemetron #2500
Vacuum Pump -- Chemetron #2V244C4-C